Exhibit 10.1
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
among
STERLING CONSTRUCTION COMPANY, INC.,
STERLING GENERAL, INC.,
STERLING HOUSTON HOLDINGS, INC.
and
TEXAS STERLING CONSTRUCTION, L.P.
as the Borrowers,
COMERICA BANK,
as Agent
and
The Lenders Party Hereto
$35,000,000
SENIOR CREDIT FACILITY
INDEX OF CLOSING DOCUMENTS

PARTIES
Sterling Construction Company, Inc., a Delaware corporation (“SCC”)
Sterling General, Inc., a Delaware corporation (“SGI”)
Sterling Houston Holdings, Inc., a Delaware corporation (“SHH”)
Texas Sterling Construction, L.P., a Texas limited partnership (“TSC”)
Comerica Bank, as administrative agent (“Administrative Agent”)
Comerica Bank as Lender and L/C Issuer (“Comerica”)
COUNSEL
Thompson & Knight LLP, Administrative Agent’s counsel

CLOSING DOCUMENTS
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT CLOSED MAY 10, 2006. PREVIOUSLY EXECUTED GUARANTIES, SECURITY AGREEMENTS AND MORTGAGES CONTINUE IN EFFECT TO SECURE OBLIGATION UNDER FOURTH AMENDED AND RESTATED CREDIT AGREEMENT.
CREDIT AGREEMENT
1. Fourth Amended and Restated Credit Agreement
Addenda
Defined Terms Addendum
Financial Covenants Addendum
Loan Terms, Conditions and Procedures Addendum
Exhibits
Exhibit A Form of Borrowing Base Certificate
Exhibit B Form of Compliance Certificate
Exhibit C Form of Request for Advance (Revolving Loan)
Exhibit D Form of Request for Advance (Third Lien Real Estate Loan)
Schedules
3.14 — Employee Benefit Plans
3.17 — Environmental Disclosures
3.19 — Equity Ownership
3.20 — Intellectual Property
 5.2 — Names
 5.4 — Debt
 5.5 — Liens
CORPORATE DOCUMENTS
   Corporate Resolutions and Incumbency Certification
2. Corporate Resolutions and Incumbency Certification — SCC
3. Corporate Resolutions and Incumbency Certification — SGI
4. Corporate Resolutions and Incumbency Certification — SHH
5. Partnership Authority to Procure Loans — TSC
State Certified Organizational Documents
6. Certificate of Incorporation from Delaware — SCC
7. Certificate of Incorporation from Delaware — SGI
8. Certificate of Incorporation from Delaware — SHH
9. Partnership Authority to Procure Loans — TSC

   Certificates of Existence and Good Standing
10. SCC — Delaware
11. SGI — Delaware
12. SHH — Delaware
13. TSC — Texas
Certificates of Foreign Qualification
14. SGI—Texas
   NOTES
15. $35,000,000.00 Revolving Note payable to Comerica Bank

16. $1,500,000.00 Third Lien Real Estate Note payable to Comerica Bank
MORTGAGES
17. Second Modification Agreement — TSC
SECURITY AGREEMENTS
18. Security Agreement — SCC
19. Security Agreement — SGI
20. Security Agreement — SHH
21. Supplemental Security Agreement — TSC
22. Amended and Restated Supplemental Security Agreement (Pledge) — SCC
23. Security Agreement (Pledge) — SGI
24. Security Agreement (Pledge) — SHH
25. Stock Certificate No. ______ for ______ shares of SGI common stock
26. Stock Power for SGI stock — SCC
CLOSING CERTIFICATES AND OTHER CLOSING DOCUMENTS
27. No Oral Agreements
28. Business Purpose Statement
29. Borrowers’ Authorization
30. Patriot Act Notice
LIEN SEARCHES
31. Lien Search — SCC from Delaware
32. Lien Search — SGI from Delaware
33. Lien Search — SHH from Delaware

34. Lien Search — TSC from Texas
UCC FILINGS
35. SCC Amendment filed with the Delaware Secretary of State 5/23/06, file no. 61735901
36. SGI filed with the Delaware Secretary of State 6/1/06, file no. 61855543
37. SHH Amendment filed with the Delaware Secretary of State 5/23/06, file no. 61735950
MISCELLANEOUS
38. Attorney Closing Letter
39. Certificates of Insurance and Endorsements
40. Closing Checklist

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND BETWEEN
COMERICA BANK (“Agent”),
CERTAIN FINANCIAL INSTITUTIONS NAMED HEREIN,
(the “Banks”),
AND

STERLING CONSTRUCTION COMPANY, INC.
STERLING GENERAL, INC.

STERLING HOUSTON HOLDINGS, INC.
AND
TEXAS STERLING CONSTRUCTION L.P.
(collectively, “Borrowers”)
$35,000,000 Revolving Facility
$1,500,000 Third Lien Real Estate Loan Facility
Dated May 10, 2006

INDEX
ADDENDA:
Defined Terms Addendum
Financial Covenants Addendum
Loan Terms, Conditions and Procedures Addendum
EXHIBITS:
Exhibit A — Form of Borrowing Base Certificate
Exhibit B — Form of Compliance Certificate
Exhibit C — Form of Request for Advance (Revolving Loan)
Exhibit D — Form of Request for Advance (Third Lien Real Estate Loan)
SCHEDULES:
Schedule 3.14 Employee Benefit Plans
Schedule 3.17 Environmental Disclosures
Schedule 3.19 Equity Ownership
Schedule 3.20 Intellectual Property
Schedule 5.2 Names
Schedule 5.4 Debt
Schedule 5.5 Liens

i

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and delivered effective as of the 10th day of May, 2006, by and among STERLING CONSTRUCTION COMPANY, INC., a Delaware corporation (“Parent”), STERLING GENERAL, INC., a Delaware corporation ( “Sterling General”), STERLING HOUSTON HOLDINGS, INC., a Delaware corporation (“SHH”), TEXAS STERLING CONSTRUCTION L.P., a Texas limited partnership (“Texas Sterling”) (Parent, Sterling General, SHH and Texas Sterling being collectively called the “Borrowers” and individually called “Borrower”), and COMERICA BANK (“Comerica”), individually as a Bank and as agent (in such capacity, “Agent”) for all Banks hereafter a party hereto (individually, together with Comerica, a “Bank” and collectively, together with Comerica, the “Banks”).
RECITALS
     A. This Agreement is entered into for purposes of renewing, extending and modifying the credit facilities and extensions of credit made pursuant to that certain Third Amended and Restated Revolving Credit Loan Agreement dated effective as of December 23, 2004 entered into by Comerica and Texas Sterling, as borrower, as the same has heretofore been amended, restated and modified from time to time (the “Original Credit Agreement”) and amending and restating the Original Credit Agreement in its entirety.
     B. Such credit facilities and extensions of credit are made available to Borrowers by Banks subject to the terms and conditions set forth herein and in every other Loan Document.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrowers, Agent and Banks agree as follows:
SECTION 1. DEFINITIONS
     1.1 Defined Terms. The terms as used in this Agreement shall have the meanings assigned to such terms herein and in the Defined Terms Addendum.
     1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be determined and construed in accordance with GAAP.
     1.3 Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.
SECTION 2. TERMS, CONDITIONS AND PROCEDURES FOR BORROWING
     Subject to the terms, conditions and procedures of this Agreement and each other Loan Document including, but not limited to, the terms, conditions and procedures set forth in the Defined Terms Addendum and Loan Terms, Conditions and Procedures Addendum, Banks agree to make credit available to the Borrowers or any individual Borrower on such dates and in such amounts as the Borrowers or any individual Borrower shall request from time to time or as may otherwise be agreed to by Borrowers, Agent and Banks.
SECTION 3. REPRESENTATIONS AND WARRANTIES
     Borrowers represent and warrant, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, and so long as any Bank shall have any commitment or obligation to make any Loans or issue any Letters of Credit hereunder, and so long as any Indebtedness remains unpaid and outstanding under any Loan Document, as follows:
     3.1 Authority. Parent and SHH are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each is duly qualified and authorized to do business in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary. Texas Sterling is a limited partnership and its general partner, Sterling General, is a corporation, each of which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each is duly qualified and authorized to do business in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary.
     3.2 Due Authorization. Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party or is otherwise bound, all of which have been duly authorized by all necessary action, and are not in contravention of law or the terms of any Loan Party’s organizational or other governing documents.
     3.3 Title to Property. Each Loan Party has good title to all property and assets purported to be owned by it, including those assets identified on the Financial Statements most recently delivered by Borrowers to Bank.
     3.4 Encumbrances. There are no security interests or other Liens or encumbrances on, and no financing statements on file with respect to, any of the property or assets of any Loan Party, except for Permitted Encumbrances.
     3.5 Subsidiaries. Borrowers have no Subsidiaries, except as set forth in Schedule 3.19 which Schedule sets forth the percentage of ownership of Borrowers in each such Subsidiary as of the date of this Agreement.
     3.6 Taxes. Each Loan Party has filed, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed, or has obtained extensions for filing such tax returns, and is not delinquent in filing such returns in accordance with such extensions, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively and diligently contested in good faith by appropriate proceedings, and if requested by Bank, have been bonded or reserved in an amount and manner satisfactory to Bank.
     3.7 No-Defaults. There exists no default (or event which, with the giving of notice or passage of time, or both, would result in a default) under the provisions of any instrument or agreement evidencing, governing, securing or otherwise relating to any Debt of any Loan Party or pertaining to any of the Permitted Encumbrances.
     3.8 Enforceability of Agreement and Loan Documents. Each Loan Document has been duly executed and delivered by duly authorized officer(s) or other representative(s) of each Loan Party, and constitutes the valid and binding obligations of each Loan Party, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally at the time in effect.
     3.9 Non-contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party or otherwise bound, are not in contravention of the terms of any indenture, agreement or undertaking to which any such Loan Party is a party or by which it is bound, except to the extent that such terms have been waived or that failure to comply with any such terms would not have a Material Adverse Effect.
     3.10 Actions, Suits, Litigation or Proceedings. There are no actions, suits, litigation or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any Governmental Authority, pending, or, to the actual knowledge of Borrowers, threatened against or affecting any Loan Party, which, if adversely determined, could materially impair the right of any Loan Party to carry on its business substantially as now conducted or would have a Material Adverse Effect. No Loan Party is under investigation by, or is operating under any restrictions imposed by, any Governmental Authority.
     3.11 Compliance with Laws. Each Loan Party has complied with all Governmental Requirements, including, without limitation, Environmental Laws, to the extent that failure to so comply could have a Material Adverse Effect.
     3.12 Consents, Approvals and Filings, Etc. Except as have been previously obtained or as otherwise expressly provided in this Agreement, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any Governmental Authority and no material authorization, consent or approval from any other Person, is required in connection with the execution, delivery and performance by each Loan Party of any Loan Document to which it is a party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Borrowers, any threatened attack, in any material respect, by appeal, direct proceeding or otherwise.
     3.13 Contracts, Agreements and Leases. To Borrowers’ knowledge, no Loan Party is in default (beyond any applicable period of grace or cure) in complying with any provision of any material contract, agreement, indenture, lease or instrument to which it is a party or by which it or any of its properties or assets are bound, where such default would have a Material Adverse Effect. To each Borrower’s knowledge, each such contract, commitment, undertaking, agreement, indenture and instrument is in full force and effect and is valid and legally binding.
     3.14 ERISA. Except as shown on Schedule 3.14, no Loan Party maintains or contributes to any employee benefit plan subject to Title IV of ERISA. Furthermore, no Loan Party has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by such Loan Party, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.
     3.15 No Investment Company. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor is any Loan Party “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     3.16 No Margin Stock. No Loan Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or made available by any Loan Party in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of said Board of Governors or any regulations substituted therefor, as are from time to time in effect, are used in this Section with such meanings, and these representations and warranties shall be immediately effective.
     3.17 Environmental Representations.
(a)	No Loan Party has received any notice of any violation of any Environmental Law(s); and no Loan Party is a party to any litigation or administrative proceeding, nor, so far as is known by Borrowers, is any litigation or administrative proceeding threatened against any Loan Party which, in any case, (i) asserts or alleges that any Loan Party violated any Environmental Law(s), (ii) asserts or alleges that any Loan Party is required to clean up, remove or take any other remedial or response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials, or (iii) asserts or alleges that any Loan Party is required to pay all or a portion of any past, present or future clean-up, removal or other remedial or response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials by any Loan Party, and which, either singularly or in the aggregate, could have a Material Adverse Effect.

(b)	To Borrowers’ knowledge, there are no conditions existing currently which could subject any Loan Party to damages, penalties, injunctive relief or clean-up costs under any applicable Environmental Law(s), or which require, or are likely to require, clean-up, removal, remedial action or other response pursuant to any applicable Environmental Law(s) by any Loan Party, and which, in any case, either singularly or in aggregate, could have a Material Adverse Effect.

(c)	No Loan Party is subject to any judgment, decree, order or citation related to or arising out of any applicable Environmental Law(s), which, either singularly or in the aggregate, could have a Material Adverse Effect; and, to Borrowers’ knowledge, no Loan Party has been named or listed as a potentially responsible party by any Governmental Authority in any matter arising under any applicable Environmental Law(s), except as disclosed in Schedule 3.17, and, in the event that any such matters are disclosed in said Schedule 3.17 they will not, either singularly or in the aggregate, have a Material Adverse Effect.

(d)	Each Loan Party has all permits, licenses and approvals required under applicable Environmental Laws, where the failure to so obtain or maintain any such permits, licenses or approvals could have a Material Adverse Effect.
     3.18 Accuracy of Information. The Financial Statements previously furnished to Bank have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers and, as applicable, the consolidated financial condition of Borrowers and such other Person(s) as such Financial Statements purport to present, and the results of their respective operations as of the dates and for the periods covered thereby; and since the date(s) of said Financial Statements, there has been no material adverse change in the financial condition of Borrowers or any other Person covered by such Financial Statements. No Loan Party, nor any such other Person has any material contingent obligations, liabilities for taxes, long-term leases or long-term commitments not disclosed by, or reserved against in, such Financial Statements. Each Loan Party is solvent, able to pay its respective debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Loan Party will be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of any Loan Document to which it is a party or by which it is otherwise bound.
     3.19 Equity Ownership. Schedule 3.19 sets forth the equity ownership of all Subsidiaries of Parent. There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any equity ownership interests of any Loan Party, except described in Schedule 3.19.
     3.20 Intellectual Property. Borrowers and each Loan Party own or have rights to use all intellectual property necessary to continue to conduct their businesses as now or heretofore conducted or proposed to be conducted, and each patent, trademark, copyright and license for any thereof held by any Borrower or such other Loan Party is listed, together with application or registration, numbers, as applicable, on Schedule 3.20, other than off-the-shelf software licenses. Borrowers and each Loan Party conduct their respective businesses and affairs without infringement upon or interference with any intellectual property of any other Person.
SECTION 4. AFFIRMATIVE COVENANTS
     Each Borrower covenants and agrees that, so long as any Bank is committed to make any Loan or issue any Letter of Credit under this Agreement, and until all instruments and agreements evidencing any Loan which is payable on demand or which conditions advances upon the Banks’ discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will, and, as applicable, it will cause each Loan Party within its control or under common control to:

     4.1 Preservation of Existence, Etc. Preserve and maintain its existence and preserve and maintain such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties, continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.
     4.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, those Financial Statements to be delivered to Agent pursuant Section 4.3 hereof) prepared in accordance with GAAP; and permit Agent, or its representatives, at reasonable times and intervals, at Borrowers’ cost and expense, to visit any office of any Loan Party, discuss its financial matters with its officers, employees and independent certified public accountants, and by this provision, each Borrower authorizes such officers, employees and accountants to discuss the finances and affairs of any Loan Party and to examine any of its books and other corporate records.
     4.3 Reporting Requirements. Furnish to Agent and each Bank, or cause to be furnished to Agent and each Bank, the following:
(a)	as soon as possible, and in any event within three (3) calendar days after becoming aware of the occurrence or existence of each Default or Event of Default hereunder or any material adverse change in the financial condition of any Loan Party, a written statement of the chief financial officer of Parent (or in his or her absence, a responsible senior officer of Parent), setting forth details of such Default, Event of Default or change, and the action which Parent has taken, or has caused to be taken, or proposes to take, or to cause to be taken, with respect thereto;

(b)	as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each fiscal year of Parent, audited Financial Statements of Parent and such other of the Loan Parties as may be required by the Bank, consolidated, as applicable, including a balance sheet, income statement, statement of profit and loss and statement of cash flows, for and as of such fiscal year then ending, with comparative numbers for the preceding fiscal year, in each case, prepared by the Parent or such other Person, as applicable, and completed in such detail as Bank shall require, and certified by the chief financial officer of Parent or of such other Person, as applicable, as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation; and such other comments and financial details as are usually included in similar reports. Such audited Financial Statements shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing selected by Parent and approved by Bank and shall contain unqualified opinions as to the fairness of the statements therein contained;

(c)	as soon as available, and in any event within forty-five (45) days after and as of the end of each calendar quarter, including the last such reporting period of each of Parent’s fiscal years, Financial Statements of Parent and such of the other Loan Parties as may be required by the Bank, consolidated, as applicable, for and as of such reporting period, including a balance sheet, income statement, statement of profit and loss, surplus reconciliation statement and statement of cash flows for and as of such reporting period then ending and for and as of that portion of the fiscal year then ending, with comparative numbers for the same period of the preceding fiscal year, in each case, certified by the chief financial officer of Parent and, as applicable, each other Loan Party as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation;

(d)	as soon as available, and in any event within forty-five (45) days after and as of the end of each calendar quarter, agings and reports of accounts receivable of Borrowers and such of the Loan Parties as may be required by the Bank, in form and detail satisfactory to Bank;

(e)	as soon as available, and in any event within forty-five (45) days after and as of the end of each calendar quarter, agings and reports of accounts payable of Borrowers and such of the other Loan Parties as may be required by the Bank, in form and detail satisfactory to Bank;

(f)	as soon as available, upon the Bank’s request, an appraisal of each Borrower’s Equipment to determine the Forced Sale Value, to be performed by the Bank or such other party as the Bank shall designate, and to be performed in such form and detail as the Bank shall reasonably require, such request to be made no more than once per year and as of such dates as the Bank shall designate, and at the Borrowers’ expense;

(g)	simultaneously with the Financial Statements to be delivered to Bank pursuant to Sections (b) and (c) above, a Compliance Certificate and a Borrowing Base Certificate, each dated as of the end of such quarter or year, as the case may be;

(h)	promptly upon receipt thereof, copies of all management letters and other substantive reports submitted to any Loan Party by independent certified public accountants in connection with any annual audit of any such party;

(i)	as soon as available and in any event within forty-five (45) days after and as of the end of each calendar quarter, a report concerning each Borrower’s quarterly progress billings (without allocations of general and administrative expenses or overhead) and backlog reports in a form satisfactory to the Bank;

(j)	promptly upon the filing thereof, and in any event, within ten (10) days after filing, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports, if any, which Parent shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

(k)	promptly, and in form and detail satisfactory to Bank, such other information as Bank may request from time to time.
     4.4 Financial Covenants. On a consolidated basis, the Borrowers will maintain all financial covenants set forth in the Financial Covenants Addendum.
     4.5 Inspections. Permit Agent, through its authorized attorneys, accountants and representatives, at Borrowers’ cost and expense, to examine each Loan Party’s books, accounts, records, ledgers, assets and properties of every kind and description, wherever located, at all reasonable times during normal business hours, upon reasonable prior oral or written notice of Agent.
     4.6 Further Assurances; Financing Statements. Furnish Agent, at Borrowers’ expense, upon Agent’s request and in form satisfactory to Agent (and execute and deliver or cause to be executed and delivered), such additional pledges, assignments, mortgages, lien instruments or other security instruments, consents, acknowledgments, subordinations and financing statements covering any or all of the Collateral pledged, assigned, mortgaged or encumbered pursuant to any Loan Document, of every nature and description, whether now owned or hereafter acquired by any Borrower or any other Person providing such Collateral, together with such other documents or instruments as Agent may require to effectuate more fully the purposes of any Loan Document.
     4.7 Compliance with Leases. Comply with all terms and conditions of any leases covering any premises or property (real or personal) wherein any of the Collateral is or may be located, or covering any of the other material personal or real property now or hereafter owned, leased or otherwise used by any Loan Party in the conduct of its business, and any Governmental Requirement, except where the failure to so comply could not cause a Material Adverse Effect.
     4.8 Indemnification. Indemnify, defend and save Agent and each Bank harmless from any and all claims, losses, costs, damages, liabilities, obligations and expenses, including, without limitation, reasonable attorneys’ fees (whether inside or outside counsel is used), incurred by Agent or any Bank by reason of any Default or Event of Default, in defending or protecting the Liens which secure or purport to secure all or any portion of the Indebtedness, whether existing under any Loan Document or otherwise or the priority thereof, or in enforcing the obligations of Borrowers or any other Person under or pursuant to any Loan Document, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with the Collateral or any Loan Document, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM BANK’S OWN NEGLIGENCE, except and to the extent but only to the extent caused by Agent’s or such Bank’s gross negligence or willful misconduct.

     4.9 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and/or performance by any Loan Party of any Loan Document to which it is a party.
     4.10 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including, without limitation, loss of rent and/or business interruption insurance and boiler and machinery insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property subject to any Loan Document or property in which the Agent shall have a Lien of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrowers (or other Person providing Collateral) and Agent, with mortgagee’s clauses in favor of and satisfactory to Agent for all such policies, and such policies shall also provide that they may not be canceled or changed without thirty (30) days’ prior written notice to Agent. Upon the request of Agent, all of said policies, or copies thereof, including all endorsements thereon and those required hereunder, shall be deposited with Agent.
     4.11 Compliance with ERISA. In the event that any Loan Party or any of its Subsidiaries maintain(s) or establish(es) a Pension Plan subject to ERISA, (a) comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated, including, but not limited to, the minimum funding requirements thereof; (b) promptly notify Bank upon the occurrence of a “reportable event” or “prohibited transaction” within the meaning of ERISA, or that the PBGC or any Loan Party has instituted or will institute proceedings to terminate any Pension Plan, together with a copy of any proposed notice of such event which may be required to be filed with the PBGC; and (c) furnish to Bank (or cause the plan administrator to furnish Bank) a copy of the annual return (including all schedules and attachments) for each Pension Plan covered by ERISA, and filed with the Internal Revenue Service by any Loan Party not later than thirty (30) days after such report has been so filed.
     4.12 Environmental Covenants.
(a)	Comply with all applicable Environmental Laws, and maintain all permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a Material Adverse Effect.

(b)	Promptly notify Agent, in writing, as soon as any Borrower becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement incomplete, incorrect or inaccurate in any material respect as of any date; and promptly provide to Agent, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by any Loan Party, or of any circumstance or condition which requires or may require, a financial contribution by any Loan Party, or a clean-up, removal, remedial action or other response by or on behalf of any Loan Party, under applicable Environmental Law(s), or which seeks damages or civil, criminal or punitive penalties from any Loan Party or any violation or alleged violation of Environmental Law(s).

(c)	Each Borrower hereby agrees to indemnify, defend and hold Agent and each Bank, and any of Agent’s or such Bank’s past, present and future officers, directors, shareholders, employees, representatives and consultants, harmless from any and all claims, losses, damages, suits, penalties, costs, liabilities, obligations and expenses (including, without limitation, reasonable legal expenses and attorneys’ fees, whether inside or outside counsel is used) incurred or arising out of any claim, loss or damage of any property, injuries to or death of any persons, contamination of or adverse effects on the environment, or other violation of any applicable Environmental Law(s), in any case, caused by any Loan Party or in any way related to any property owned or operated by any Loan Party or due to any acts of any Loan Party or any of its officers, directors, shareholders, employees, consultants and/or representatives INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM BANK’S OWN NEGLIGENCE; provided however, that the foregoing indemnification shall not be applicable, and Borrowers shall not be liable for any such claims, losses, damages, suits, penalties, costs, liabilities, obligations or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Agent or any Bank or any of their agents or employees.
     4.13 Intellectual Property. Borrowers and each Loan Party will conduct their businesses and affairs without infringement of or interference with any intellectual property of any other Person.
SECTION 5. NEGATIVE COVENANTS
     Borrowers covenant and agree that, so long as any Bank is committed to make any Loan or issue any Letter of Credit under this Agreement and until all instruments and agreements evidencing any Loan which is payable on demand or which conditions advances upon the Banks’ discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will not, and it will not allow any Loan Party within its control or under common control to, without the prior written consent of the Agent and Banks:
     5.1 Capital Structure, Business Objects or Purpose. Purchase, acquire or redeem any of its equity ownership interests, or enter into any reorganization or recapitalization or reclassify its equity ownership interests, or make any material change in its capital structure or general business objects or purpose other than the sale of the assets, business and/or membership interest in Steel City.

     5.2 Mergers or Dispositions. Change its name unless thirty (30) days prior written notice shall have been given by Borrowers to Bank, change the name under which it is doing business if such name shall be a name other than those set forth on Schedule 5.2, enter into any merger or consolidation, whether or not the surviving entity thereunder, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions); provided however, the foregoing shall not apply to Steel City or Oakhurst.
     5.3 Guaranties. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except:
(a)	guaranties in favor of and satisfactory to Agent;

(b)	endorsements for deposit or collection in the ordinary course of business; and

(c)	any guarantee of Steel City or Oakhurst.
     5.4 Debt. Become or remain obligated for any Debt, except:
(a)	Indebtedness and other Debt from time to time outstanding and owing to Bank;

(b)	current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business;

(c)	Debt subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by Bank;

(d)	Debt secured by Permitted Encumbrances;

(e)	Debt (including, without limitation, Capitalized Lease Obligations) outstanding as of the date hereof more particularly described in Schedule 5.4 attached hereto;

(f)	contingent Debt to the extent permitted by Section 5.3 of this Agreement; and

(g)	Debt owing by Steel City and/or Oakhurst.
     5.5 Encumbrances. Create, incur, assume or suffer to exist any Lien upon, or create, suffer or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances; provided however, the foregoing shall not apply to Steel City or Oakhurst.
     5.6 Acquisitions. Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, in any such instance in an amount greater than five million dollars ($5,000,000) without the prior written consent of the Bank.

     5.7 Dividends. Declare or pay dividends on, or make any other Distribution (whether by reduction of capital or otherwise) in respect of any shares of Parent’s capital stock or other ownership interests, except (a) dividends payable solely in stock; and (b) the redemption, repurchase or acquisition of any shares of Parent’s capital stock payable upon an employee’s termination pursuant to its employee stock option, repurchase, or similar plan; provided, however, that after giving effect to such redemption, repurchase or acquisition, Borrowers shall be in full compliance with the terms of this Agreement.
     5.8 Investments. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans, advances or extensions of credit to, any Person, other than:
(a)	each Borrower’s current ownership interests in those Subsidiaries of such Borrower identified on Schedule 3.19 attached hereto;

(b)	any investment in direct obligations of the United States of America or any agency thereof, or in direct obligations of any state of the United States of America or any political subdivision thereof or any investment in any securities that are exempt from federal taxation or in certificates of deposit issued by commercial banks with capital, surplus and undivided profits in excess of one hundred million ($100,000,000), maintained consistent with Borrower’s or such Subsidiary’s business practices prior to the date hereof; provided, that no such investment shall mature more than one year after the date when made or the issuance thereof;

(c)	the purchase of assets in an aggregate amount not to exceed one hundred thousand dollars ($100,000) after the date hereof; and

(d)	loans advances or extensions of credit to any Person in an amount in excess of $250,000; provided no Borrower shall make any loans, advances or extensions of credit to either Steel City or Oakhurst.
     5.9 Transactions with Affiliates. Enter into any transaction with any of their stockholders, officers, employees, partners or any of their Affiliates, except subject to the terms hereof, transactions in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm’s length.
     5.10 Defaults on Other Obligations. Fail to perform, observe or comply duly with any covenant, agreement or other obligation to be performed, observed or complied with by any Loan Party, subject to any grace periods provided therein, which failure could have a Material Adverse Effect.
     5.11 Prepayment of Debt. Prepay any Debt (or take any actions which impose an obligation to prepay), except, subject to the terms hereof or thereof, Indebtedness.
     5.12 Pension Plans. Except in compliance with this Agreement, enter into, maintain, or make contribution to, directly or indirectly, any Pension Plan that is subject to ERISA.

     5.13 Subordinate Indebtedness. Subordinate any indebtedness due to it from any Person to indebtedness of other creditors of such Person.
     5.14 No Further Negative Pledges. Enter into or become subject to any agreement (other than this Agreement or the Loan Documents) (a) prohibiting the guaranteeing by any Loan Party of any obligations, (b) prohibiting the creation or assumption of any Lien upon the properties or assets of any Loan Party, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured; provided however, the foregoing shall not apply to Steel City or Oakhurst.
     5.15 No License Restrictions. Permit any restriction in any license or other agreement that restricts any Borrower or any other Loan Party from granting a Lien to Agent upon any of such Borrower’s or such other Loan Party’s rights under such license or agreement; provided however, the foregoing shall not apply to Steel City or Oakhurst.
     5.16 Subordinated Debt. Make any direct or indirect payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt. Neither Borrowers nor any Loan Party shall repurchase, redeem or retire in any way any instrument evidencing Subordinated Debt prior to maturity or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing, governing, guaranteeing or otherwise relating to Subordinated Debt.
SECTION 6. EVENTS OF DEFAULT
     6.1 Events of Default. The occurrence or existence of any of the following conditions or events shall constitute an “Event of Default” hereunder:
(a)	upon non-payment of any principal, interest or other sums due under the terms of this Agreement or under any Note(s), or under any other instrument or evidence of Indebtedness, whether under this Agreement, any Note(s), or otherwise, in any case, when due in accordance with the terms hereof or thereof;

(b)	default in the observance or performance of any of the other conditions, covenants or agreements of Borrowers set forth in this Agreement;

(c)	any representation or warranty made by any Loan Party in any Loan Document shall be untrue or incorrect in any material respect;

(d)	any default or event of default, as the case may be, in the observance or performance of any of the conditions, covenants or agreements of any Loan Party set forth in any Loan Document and continuation thereof beyond any applicable period of grace or cure provided with respect thereto;

(e)	any default by any Loan Party, in the payment of any Debt (other than the Indebtedness), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto and, in each such case, continuation thereof beyond any applicable grace or cure period;

(f)	the rendering of one or more judgments or decrees for the payment of money in an aggregate amount in excess of one hundred thousand ($100,000), against any Loan Party, and such judgment(s) or decree(s) shall remain unvacated, unbonded or unstayed, by appeal or otherwise, for a period of twenty (20) consecutive days after the date of entry;

(g)	if there shall be any change in the management, ownership or control of Parent, which, in Agent’s sole judgment, shall have a material adverse effect upon the future prospects for the successful operation by Borrowers, of their businesses as conducted before such change, or their ability to pay and perform their liabilities and obligations under this Agreement, the Indebtedness, or the Loan Documents;

(h)	the failure by any Loan Party, to meet the minimum funding requirements under ERISA with respect to any Pension Plan established or maintained by it; the occurrence of any “reportable event”, as defined in ERISA, which could constitute grounds for termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or any Loan Party, as the case may be; or the institution of any proceedings by the PBGC to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan;

(i)	if any Loan Party, becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for any Loan Party, or a substantial part of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator, conservator or other custodian is appointed for any Loan Party, or for a substantial part of its property, and the same is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against any Loan Party, and, if instituted against any Loan Party, the same is consented to or acquiesced in by any such Loan Party or otherwise remains undismissed for thirty (30) days; or any warrant of attachment is issued against any substantial part of the property of any Loan Party, which is not released within thirty (30) days of service thereof;

(j)	if any Loan Document shall be terminated, revoked, or otherwise rendered void or unenforceable, in any case, without Agent’s prior written consent;

(k)	Borrowers shall fail to allow the Agent to conduct an appraisal of the Equipment as required herein by Section 4.3(f);

(1)	Texas Sterling, as borrower, or Parent, Sterling General or SHH, as guarantor, defaults in making timely payment of any amount owing in connection with the First Lien Real Estate Loan and/or Second Lien Real Estate Loan; or

(m)	if Agent deems itself insecure, believing in good faith that the prospect of payment or performance of any of the Indebtedness is impaired.
     6.2 Remedies Upon Event of Default. Upon the occurrence and at any time during the existence or continuance of any Event of Default, but without impairing or otherwise limiting the Agent’s right to demand payment of all or any portion of the Indebtedness which is payable on demand, at Agent’s option, Agent may give notice to Borrowers declaring all or any portion of the Indebtedness remaining unpaid and outstanding, whether under the Notes or otherwise, to be due and payable in full without presentation, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, whereupon all such Indebtedness shall immediately become due and payable. Furthermore, upon the occurrence of a Default or Event of Default and at any time during the existence or continuance of any Default or Event of Default, but without impairing or otherwise limiting the right of Banks, if reserved under any Loan Document, to make or withhold financial accommodations at its discretion, to the extent not yet disbursed, any commitment by Banks to make any further loans to Borrowers or issue any further Letters of Credit for Borrowers’ account under this Agreement shall automatically terminate; provided, should such Default or Event of Default be cured to Agent and Banks’ satisfaction, Banks may, but shall be under no obligation to, reinstate any such commitment by written notice to Borrowers. Notwithstanding the foregoing, in the case of an Event of Default under Section 6.1(i), and notwithstanding the lack of any notice, demand or declaration by Agent, the entire Indebtedness remaining unpaid and outstanding shall become automatically due and payable in full, and any commitment by Banks to make any further loans to Borrowers or issue any further Letters of Credit for Borrowers’ account shall be automatically and immediately terminated, without any requirement of notice or demand by Agent or any Bank upon Borrowers, each of which are hereby expressly waived by Borrowers. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Agent and/or Banks may otherwise have or which may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.
     6.3 Setoff. In addition to any other rights or remedies of Agent under any Loan Document, by law or otherwise, upon the occurrence and during the continuance or existence of any Event of Default, Agent may, at any time and from time to time, without notice to Borrowers (any requirements for such notice being expressly waived by Borrowers), setoff and apply against any or all of the Indebtedness (whether or not then due), any or all deposits (general or special, time or demand, provisional or final) at any time held by any Borrower and other indebtedness at any time owing by Agent or any Bank to or for the credit or for the account of any Borrower, and any property of any Borrower, from time to time in possession or control of Agent or any Bank, irrespective of whether or not Agent shall have made any demand hereunder or for payment of the Indebtedness and although such obligations may be contingent or unmatured, and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. The rights of Agent and Banks under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Agent and Banks may otherwise have. Each Borrower hereby grants Agent and Banks a Lien on and security interest in all such deposits, indebtedness and other property as additional collateral for the payment and performance of the Indebtedness.
     6.4 Waiver of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or to any security interest or other Lien contemplated by or granted under or in connection with this Agreement or the Indebtedness.
     6.5 Waiver of Defaults. No Default or Event of Default shall be waived by Agent except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Agent, and such waiver shall be effective only for the specific time(s) and purpose(s) given. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Agent’s or any Bank’s rights. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of Agent or any Bank in enforcing any of Agent or Bank’s rights or remedies under any Loan Document shall constitute a waiver of any of its rights or remedies. Each Borrower expressly agrees that this Section may not be waived or modified by Agent or any Bank by course of performance, estoppel or otherwise.
     6.6 Receiver. Agent, in any action or suit to foreclose upon any of the Collateral, shall be entitled, without notice or consent, and completely without regard to the adequacy of any security for the Indebtedness, to the appointment of a receiver of the business and premises in question, and of the rents and profits derived therefrom. This appointment shall be in addition to any other rights, relief or remedies afforded Agent. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell, foreclose or complete foreclosure on Collateral for the benefit of Agent, pursuant to provisions of applicable law.
     6.7 Discretionary Credit and Credit Payable Upon Demand. To the extent that any of the Indebtedness shall, at anytime, be payable upon demand, nothing contained in this Agreement, or any other Loan Document, shall be construed to prevent Agent from making demand, without notice and with or without reason, for immediate payment of all or any part of such Indebtedness at any time or times, whether or not a Default or Event of Default has occurred or exists. In the event that such demand is made upon any portion of the Indebtedness, the Agent, at its election, may terminate any commitment by Banks to make any further loans to Borrowers or issue any further Letters of Credit for Borrower’s account under this Agreement or otherwise. Furthermore, to the extent any Loan Document authorizes the Agent, at its discretion, to make or to decline to make financial accommodations to the Borrowers, nothing contained in this Agreement or any other Loan Document shall be construed to limit or impair such discretion or to commit or otherwise obligate the Agent to make any such financial accommodation.
     6.8 Application of Proceeds of Collateral. Notwithstanding anything to the contrary set forth in any Loan Document, after an Event of Default, the proceeds of any of the Collateral, together with any offsets, voluntary payments, and any other sums received or collected in respect of the Indebtedness, may be applied in such order and manner as determined by Agent in its sole and absolute discretion.
SECTION 7. ADMINISTRATIVE AGENT
     Section 7.1 Appointment, Powers, and Immunities. Each Bank hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 7.5 and the first sentence of Section 7.6 hereof shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents): shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates; shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.
     Section 7.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 8.8 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding on all of the Banks; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.
     Section 7.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default unless Agent has received written notice from a Bank or Borrowers specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Agent receives such a notice of the occurrence of an Event of Default, Agent shall give prompt notice thereof to the Banks. Agent shall (subject to Section 7.11 hereof) take such action with respect to such Event of Default as shall reasonably be directed by the Majority Banks, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Banks.
     Section 7.4 Rights as Bank. With respect to its Percentage Share of the Revolving Credit Maximum Amount and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.
     Section 7.5 Indemnification. The Banks agree to indemnify Agent (to the extent not reimbursed under Section 8.5 hereof, but without limiting the obligations of Borrowers under such section) ratably in accordance with their respective Percentage Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Bank) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrowers under Section 8.5, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrowers. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.
     Section 7.6 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by Agent hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

     Section 7.7 Rights as Bank. In its capacity as a Bank, Agent shall have the same rights and obligations as any Bank and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Loan Party or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Bank.
     Section 7.8 Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrowers or otherwise, obtain payment of a portion of the aggregate Indebtedness owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to the Loan Terms, Conditions and Procedures Addendum, then it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Indebtedness as necessary to cause all Bank Parties to share all payments as provided for in the Loan Terms, Conditions and Procedures Addendum, and such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Bank Parties share all payments of Indebtedness as provided in the Loan Terms, Conditions and Procedures Addendum; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Indebtedness. Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Indebtedness, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Indebtedness in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a tribunal order to be paid on account of the possession of such funds prior to such recovery.
     Section 7.9 Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Bank Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Bank Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Bank Parties, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Bank Parties (other than to the Person who is Agent in its separate capacity as a Bank Party) shall be held by Agent pending such distribution solely as Agent for such Bank Parties, and Agent shall have no equitable title to any portion thereof.
     Section 7.10 Benefit of Article 7. The provisions of this Article are intended solely for the benefit of Bank Parties, and no Loan Party shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrowers or any Loan Party.
     Section 7.11 Resignation. Agent may resign at any time by giving written notice thereof to Banks and Borrowers. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Banks shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent’s resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent’s resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder the provisions of this Article 7 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.
SECTION 8. MISCELLANEOUS
     8.1 Accounting Principles. Except to the extent expressly stated to the contrary herein, where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for purposes of this Agreement, it shall be done in accordance with GAAP.
     8.2 Taxes and Fees. Unless otherwise prohibited by applicable law, should any tax (other than a tax based upon the net income of Bank) or recording or filing fee become payable in respect of any Loan Document, any of the Collateral, any of the Indebtedness or any amendment, modification or supplement hereof or thereof, Borrowers agree to pay such taxes (or reimburse Bank therefor upon demand for reimbursement), together with any interest or penalties thereon, and agrees to hold Bank harmless with respect thereto.
     8.3 Governing Law. Each Loan Document shall be deemed to have been delivered in the State of Texas, and shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the Uniform Commercial Code, other personal property law or real property law of another jurisdiction where Collateral is located is applicable, and except to the extent expressed to the contrary in any Loan Document. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     8.4 Intentionally Omitted.
     8.5 Costs and Expenses. Borrowers shall pay Bank, on demand, all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses (whether inside or outside counsel is used), incurred by Bank in perfecting, revising, protecting or enforcing any of its rights or remedies against any Loan Party or any Collateral, or otherwise incurred by Bank in connection with any Default or Event of Default or the enforcement of the

Loan Documents or the Indebtedness. Following Bank’s demand upon Borrowers for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the Default Rate.
     8.6 Notices. All notices and other communications provided for in any Loan Document (unless otherwise expressly stipulated therein) or contemplated thereby, given thereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary). If personally delivered, such notices shall be effective when delivered, and in the case of mailing or delivery by overnight courier, such notices shall be effective when placed in an envelope and deposited at a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier, postage prepaid, in each case addressed to the parties as set forth on the signature page of this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section. In the case of mailing, the mailing shall be by certified or first class mail. The giving of at least five (5) days’ notice before Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Bank to give such five (5) days’ notice, or any notice, if not specifically required to do so in this Agreement.
     8.7 Further Action. Borrowers, from time to time, upon written request of Bank, will promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and promptly take all such further action as may be reasonably required to carry out the intent and purpose of the Loan Documents, and to provide for the Loans thereunder and payment of the Notes, according to the intent and purpose therein expressed.
     8.8 Assignments and Participations.
     (a) Each Bank may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Percentage Share of the Revolving Credit Maximum Amount); provided, however, that
     (i) each such assignment shall be to an Eligible Transferee;
     (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof;
     (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and
     (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Agent and Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrowers and Agent certification as to exemption from deduction or withholding of Taxes.
     (b) Agent shall maintain at its address shown on the signature page to this Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and their Percentage Share of the Revolving Credit Maximum Amount of, and principal amount of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.
     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice thereof to the parties thereto.
     (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Maximum Amount and its Loans); provided, however, that such Bank’s obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, the participant shall be entitled to the right of setoff contained in Section 6.3, and Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrowers relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Maximum Amount).
     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     (f) Any Bank may furnish any information concerning Borrowers or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), provided that such assignee or participant is legally obligated to keep in confidence any such information that is not public.
     8.9 Indulgence. No delay or failure of Bank in exercising any right, power or privilege hereunder or under any of the Loan Documents shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege available to Bank. The rights and remedies of Bank hereunder are cumulative and are not exclusive of any rights or remedies of Bank.
     8.10 Amendment and Waiver.
     (a) No failure or delay (whether by course of conduct or otherwise) by any Bank in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Loan Party shall in any case of itself entitle any Loan Party to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by if such parties are Borrowers, by Borrowers, if such party is Agent, by such party, and if such party is a Bank, by such Bank or by Agent on behalf of Banks with the written consent of Majority Banks. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Bank, execute and deliver on behalf of such Bank any waiver or amendment which would: waive any of the conditions specified in Section 4 of the Loan Terms, Conditions and Procedures Addendum, increase the maximum amount which such Bank is committed hereunder to lend, reduce any fees payable to such Bank hereunder, or the principal of, or interest on, such Bank’s Notes, postpone any date fixed for any payment of any such fees, principal or interest, amend the definition herein of “Majority Banks” or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Banks or any of them to take any particular action under the Loan Documents, release any Borrower from its obligation to pay such Bank’s Note or amend this Section 8.10(a).
     (b) Acknowledgments and Admissions. Each Borrower hereby represents, warrants, acknowledges and admits that it has been advised by counsel in the negotiation,

execution and delivery of the Loan Documents to which it is a party, it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Bank, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, there are no representations, warranties, covenants, undertakings or agreements by any Bank as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, no Bank has any fiduciary obligation toward any Loan Party with respect to any Loan Document or the transactions contemplated thereby, the relationship pursuant to the Loan Documents between Borrowers and the other Loan Parties, on one hand, and each Bank, on the other hand, is and shall be solely that of debtor and creditor, respectively, no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and any Bank, Agent is not Borrowers’ agent, but agent for Banks, should an Event of Default or Default occur or exist, each Bank will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by any Bank, or any representative thereof, and no such representation or covenant has been made, that any Bank will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or any other provision of the Loan Documents, and all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.
     8.11 Severability. In case any one or more of the obligations of any Loan Party under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Loan Party shall not in any way be affected or impaired thereby, and such invalidity, illegally or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Loan Party under any Loan Document in any other jurisdiction.
     8.12 Headings and Construction of Terms. The headings of the various sub-Sections hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof. Where the context herein requires, the singular number shall include the plural, and any gender shall include any other gender.
     8.13 Independence of Covenants. Each covenant hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Default or Event of Default.
     8.14 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Loan Party made in any Loan Document, or in any certificate, report, financial statement or other document furnished by or on behalf of any Loan Party in connection with any Loan Document, shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank or on Bank’s behalf, and those covenants and agreements of Borrowers set forth in Sections 4.8 and 4.12 hereof (together with any other indemnities of Borrowers contained elsewhere in any Loan Document) shall survive the termination of this Agreement and the repayment in full of the Indebtedness.
     8.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Bank and Borrowers, and shall remain effective until the Indebtedness under this Agreement and each of the Notes and the related Loan Documents shall have been repaid and discharged in full and no commitment to extend any credit hereunder (whether optional or obligatory) remains outstanding.
     8.16 Complete Agreement; Conflicts. The Loan Documents contain the entire agreement of the parties thereto, and none of the parties shall be bound by anything not expressed in writing. In the event that and to the extent that any of the terms, conditions or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions or provisions of this Agreement, the applicable terms, conditions and provisions of this Agreement shall govern and control.
     8.17 Exhibits and Addenda. The following Addenda, Exhibits and Schedules are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:
Addenda:
Defined Terms Addendum
Financial Covenants Addendum
Loan Terms, Conditions and Procedures Addendum
Exhibits:
Exhibit A — Form of Borrowing Base Certificate
Exhibit B — Form of Compliance Certificate
Exhibit C — Form of Request for Advance (Revolving Loan)
Exhibit D — Form of Request for Advance (Third Lien Real Estate Loan)
Schedules:
Schedule 3.14 Employee Benefit Plans
Schedule 3.17 Environmental Disclosures
Schedule 3.19 Equity Ownership
Schedule 3.20 Intellectual Property
Schedule 5.2 Names
Schedule 5.4 Debt
Schedule 5.5 Liens
     8.18 Separate Loans. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, to the extent the loan agreement or promissory note which evidences a specified portion of the Indebtedness (herein referred to as a “Separate Loan”), or any security agreement, mortgage, deed of trust or other document which specifically secures such Separate Loan (collectively referred to as the “Separate Loan Documents”), expressly stipulates that the Separate Loan shall only be secured by specifically identified collateral or that the collateral described in the Separate Loan Documents shall not secure any

Indebtedness other than the Separate Loan, the applicable provisions of the Separate Loan Documents shall control. Furthermore, to the extent any Separate Loan Document expressly stipulates that a default or event of default under the Loan Documents shall not, unless otherwise expressly stipulated in a Separate Loan Document, constitute a default or event of default with respect to the Separate Loan, the applicable provisions of the Separate Loan Documents shall control.
     8.19 No Novation, Etc.
     (a) To the extent of the commitment outstanding under the Original Credit Agreement ($17,000,000), nothing contained herein shall be deemed a novation of or a repayment or new advance of any obligation of the Borrowers hereunder. Only to the extent of the $18,000,000 increase in the commitment over that amount shall there be deemed to be a new advance by the Bank to the Borrowers under this Agreement. The Indebtedness owing under the Original Credit Agreement is renewed, rearranged, extended and carried forward by this Agreement and all of the liens and security interests securing the “Indebtedness” as defined in the Original Credit Agreement are carried forward and secure, without interruption or loss or priority, the Indebtedness under this Agreement and all other Credit Documents.
     (b) Each of Parent, Sterling General and SHH previously guaranteed the Indebtedness owing under the Original Credit Agreement and pledged certain of their assets as security for the repayment of the guaranteed indebtedness. Each of Parent, Sterling General and SHH hereby acknowledge and agree that any and all liens and security interests granted by them heretofore in any of their property or assets now secure (i) the Indebtedness owing under this Agreement, whether advanced to them as co-borrower or advanced to another co-borrower, as the same may be renewed, rearranged and extended from time to time and (ii) Indebtedness owing by Texas Sterling in connection with the First Lien Real Estate Note and the Second Lien Real Estate Note, as the First Lien Real Estate Note and/or Second Lien Real Estate Note may be renewed, rearranged and extended from time to time.
     8.19 WAIVER OF JURY TRIAL. BANK AND EACH BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. ALL OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.
     8.20 AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION. THIS AGREEMENT IS GIVEN IN AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION OF THE ORIGINAL CREDIT AGREEMENT AND THE INDEBTEDNESS CREATED UNDER AND PURSUANT THERETO. THIS AGREEMENT SHALL NOT CONSTITUTE A NOVATION OF THE INDEBTEDNESS ARISING UNDER OR PURSUANT TO THE ORIGINAL CREDIT AGREEMENT OR BE DEEMED TO HAVE

BEEN ACCEPTED IN EXTINGUISHMENT OR SATISFACTION THEREOF. THE INDEBTEDNESS CREATED UNDER AND PURSUANT TO THE ORIGINAL CREDIT AGREEMENT, AS HEREBY RENEWED, EXTENDED AND MODIFIED SHALL CONTINUE, AND THE EXISTING LOAN DOCUMENTS AND THE LIENS CREATED THEREBY ARE HEREBY RATIFIED AND CONFIRMED AND SHALL CONTINUE IN FULL FORCE AND EFFECT AS TO THE PRIORITY THEREOF.
     8.21 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER “LOAN AGREEMENTS” (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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Signature Page to Follow

     WITNESS the due execution hereof as of the day and year first above written.

BORROWERS:

STERLING CONSTRUCTION COMPANY, INC.,
a Delaware corporation

By:	/s/ Patrick T. Manning

Name: Patrick T. Manning
Title: CEO

STERLING GENERAL, INC.,
a Delaware corporation

By:	/s/ Patrick T. Manning

Name: Patrick T. Manning
Title: President/CEO

STERLING HOUSTON HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Maarten D. Hemsley

Name: Maarten D. Hemsley
Title: President

TEXAS STERLING CONSTRUCTION L.P.,
a Texas limited partnership

By:	STERLING GENERAL, INC.,
its general partner

	By:	/s/ Patrick T. Manning

Name: Patrick T. Manning
Title: President/CEO

Address for Borrowers:

208l0 Fernbush Lane
Houston, Texas 77073
Signature Page 1 of 2

BANK

COMERICA BANK

By:	/s/ James R. McNutt

James R. McNutt
Senior Vice President-Texas Division

Address	:

910 Louisiana, 4th Floor
Houston, Texas 77002
Signature Page 2 of 2

DEFINED TERMS ADDENDUM
SECTION 1. DEFINITIONS
1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means Comerica, as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Bank other than Comerica becomes a party hereto, “Agent” shall mean Comerica, individually.
     “Agreement” shall mean this Fourth Amended and Restated Credit Agreement, including the Defined Terms Addendum, the Financial Covenants Addendum and the Loan Terms, Conditions and Procedures Addendum, together with all exhibits and schedules, as it may be amended from time to time.
     “Applicable Interest Rate” shall mean, with respect to the Indebtedness from time to time outstanding under the Revolving Credit Note the rate or rates provided in such Revolving Credit Note as the Applicable Interest Rate.
     “Appraisal” shall mean, until November 1, 2006 that certain appraisal dated November 1, 2005, prepared by Valuation Technology, Inc., and covering the Borrowers’ Equipment and thereafter that certain appraisal of the Borrowers’ Equipment prepared pursuant to Section 4.3(f).
     “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any successor act or code.
     “Banks” means each signatory hereto (other than Borrowers), including Comerica in its capacity as a Bank hereunder rather than as Agent, and the successors of each such party as holder of a Note.
     “Borrowing Base Certificate” shall mean a certificate in the form of Exhibit A.
     “Borrowing Base Limitation” shall mean the aggregate of (i) NINETY PERCENT (90%) of the Forced Sale Value, as determined by the Appraisal, for each item of Existing Major Equipment and which is to be curtailed or reduced each month, on the last calendar day of each calendar month, by ONE AND TWO-TENTHS PERCENT (1.2%) of the Originally Established Value for each item of Existing Major Equipment; and (ii) EIGHTY PERCENT (80%) of the Cost of new or used Major Equipment acquired after the date hereof, which is to be scheduled on
Defined Terms Addendum

1

a spreadsheet to be attached to the Borrowing Base Certificate, and which is to be curtailed or reduced each month, on the last calendar day of each month, by ONE AND TWO-TENTHS PERCENT (1.2%) of EIGHTY PERCENT (80%) of the Cost.
     “Business Day” shall mean any day, other than a Saturday, Sunday or holiday, on which the Bank is open to carry on all or substantially all of its normal commercial lending business in Dallas, Texas.
     “Capitalized Lease Obligation” shall mean any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     “Cash Flow” shall mean for any Person for any determination period, pre-tax Net Income, plus depreciation, plus actual interest expense, minus cash taxes owed by such Person.
     “Cash Flow Coverage Ratio” shall mean (i) Cash Flow, divided by (ii) the sum of the Current Maturities of Long-Term Indebtedness plus interest expense on all Debt to be paid during the next 12 months plus twenty-five percent (25%) of the average outstanding principal balance of the Revolving Loan for the previous twelve (12) months.
     “Collateral” shall mean all property, assets and rights in which a Lien or other encumbrance in favor of or for the benefit of Bank is or has been granted or arises or has arisen, or may hereafter be granted or arise, under or in connection with any Loan Document, or otherwise, to secure the payment or performance of the Indebtedness.
     “Compliance Certificate” shall mean a certificate to be furnished by Parent to Bank, in the form of Exhibit B, certified by the chief financial officer of Parent (or in such officer’s absence, another responsible officer of Parent) pursuant to Section 4.3 of this Agreement, certifying that, as of the date thereof, no Default or Event of Default shall have occurred and be continuing, or if any Default or Event of Default shall have occurred and be continuing, specifying in detail the nature and period of existence thereof and any action taken or proposed to be taken by Borrowers with respect thereto, and also certifying as to whether Borrowers are in compliance with the financial covenants contained in the Financial Covenants Addendum to this Agreement (which certificate shall set forth, in reasonable detail, the calculations and the resultant ratios and financial tests determined thereunder).
     “Consolidated” or “consolidated” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to “consolidated” financial statements or data of the Parent includes consolidation with its Subsidiaries in accordance with GAAP.
     “Cost” shall mean the purchase price and all other costs related to the purchase of the Equipment which are eligible to be capitalized under GAAP, including taxes, transportation, warranties, set-up charges, instructions, license fees or other miscellaneous amounts.
     “Current Maturities of Long Term Indebtedness” shall mean, at any given time, all principal and interest payments required to be paid during the ensuing one year period from such given time on all Debt (including Subordinated Debt) having a maturity of greater than one year.
Defined Terms Addendum

2

     “Debt” shall mean, as of any applicable date of determination thereof, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrowers, the term “Debt” shall include, without limitation, the Indebtedness.
     “Debt-to-Tangible Net Worth Ratio” shall mean, with respect to any Person, and as of any applicable date of determination thereof, the ratio of (a) the total Debt of such Person less the total Subordinated Debt of such Person to (b) the Tangible Net Worth of such Person.”
     “Default” shall mean, any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
     “Default Rate” shall mean, at any time of determination thereof with respect to the applicable portion of the Indebtedness, a per annum rate of interest equal to the sum of the contractual rate of interest which would apply to such Indebtedness if the Default Rate was not then in effect plus three percent (3%).
     “Disbursement Date” shall mean the date upon which Bank makes a Loan under this Agreement.
     “Distribution” shall mean any dividend on or other distribution (whether by reduction of capital or otherwise) with respect to any shares of capital stock (or other ownership interests), except for dividends from a Subsidiary of a Loan Party to another of its Subsidiaries.
     “Eligible Transferee” means a Person which either (a) is a Bank or an Affiliate of a Bank, or (b) is consented to as an Eligible Transferee by Agent (provided that no Person organized outside the United States may be an Eligible Transferee if Borrowers would be required to pay withholding taxes on interest or principal owed to such Person).
     “Environmental Law(s)” shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Materials or otherwise intended to regulate or improve health, safety or the environment, including, without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called “superfund” or “superlien” law, pertaining to Hazardous Materials on or about any of the Collateral, or any other property at any time owned, leased or otherwise used by any Loan Party, or any portion thereof, including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at anytime hereafter in effect.
     “Equipment” shall mean equipment of the Borrowers in which the Bank has a validly perfected first lien security interest, which is in then good working order, and is not damaged, and which is located within the State of Texas.
Defined Terms Addendum

3

     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.
     “Event of Default” shall mean any of those conditions or events listed in Section 6.1 of this Agreement.
     “Existing Major Equipment” shall mean those items of the Borrowers’ equipment set forth on the Appraisal that were acquired on or before November 1, 2005.
     “Financial Statements” shall mean all balance sheets, income statements, statements of profit and loss, surplus reconciliation statements, statements of cash flow and other financial data, statements and reports (whether of Parent, any Borrower, any of their Subsidiaries, or any other Loan Party or otherwise) which are required to, have been, or may from time to time hereafter, be furnished to Bank, for the purposes of, or in connection with, this Agreement, the transactions contemplated hereby or any of the Indebtedness.
     “First Lien Real Estate Loan” shall mean that certain term loan described in the First Lien Real Estate Note dated May 28, 1998 from Texas Sterling payable to the order of Bank, in the maximum amount of $500,000.00 bearing interest at a fixed rate of nine and three-tenths percent (9.3%) per annum and secured by, among other things, a first lien Deed of Trust upon the Headquarters Property, and any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof. The advances under the First Lien Real Estate Loan have been limited to the lesser of eighty-three percent (83%) of the cost or appraised value of the headquarters and distribution center described above.
     “First Lien Real Estate Note” shall mean the promissory note evidencing the First Lien Real Estate Loan.
     “Forced Sale Value” shall mean the forced sale value established in the Appraisal for each item of Existing Major Equipment.
     “GAAP” shall mean generally accepted accounting principles consistently applied.
     “Good Faith” or “good faith” shall have the meaning ascribed to the term “good faith” in Article 1.201 (19) of the UCC on the date of this Agreement.
     “Governmental Authority” shall mean the United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Collateral is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Bank, any Loan Party or any Collateral.
     “Governmental Requirements” shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to any Loan Party, any of the Indebtedness or any Collateral.
     “Hazardous Material” shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, any Environmental Law(s).
Defined Terms Addendum

4

     “Headquarters Property” shall mean the real property described in part as that certain 7.225 acre tract improved with a 5,913 square foot service center located at 20810 Fernbush Lane, Houston, Texas.
     “Indebtedness” shall mean all loans, advances, indebtedness, obligations and liabilities of any Loan Party to Bank under any Loan Document, together with all other indebtedness, obligations and liabilities whatsoever of Borrowers to Bank, including the First Lien Real Estate Loan and the Second Lien Real Estate Loan, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, voluntary or involuntary, known or unknown, or originally payable to Bank or to a third party and subsequently acquired by Bank including, without limitation, any: late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrowers; debts, obligations and liabilities for which Borrowers would otherwise be liable to the Bank were it not for the invalidity or enforceability of them by reason of any bankruptcy, insolvency or other law or for any other reason; and reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise; provided, however, that the term Indebtedness shall not include any consumer loan to the extent treatment of such loan as part of the Indebtedness would violate any Governmental Requirement.
     “Letter of Credit” shall mean a letter of credit issued by the Bank for the account of and/or upon the application of any Loan Party in accordance with this Agreement, as such Letter of Credit may be amended, supplemented, extended or confirmed from time to time.
     “Letter of Credit Liabilities” shall mean, at any time and in respect of all Letters of Credit, the sum of (a) the aggregate amount available to be drawn under all such Letters of Credit plus (b) the aggregate unpaid amount of all Reimbursement Obligations then due and payable in respect of previous drawings under such Letters of Credit.
     “Lien” shall mean any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any Person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.
     “Loan Documents” shall mean collectively, this Agreement, the Original Credit Agreement, the Revolving Credit Note, the Subordination Agreement, the First Lien Real Estate Note, the Second Lien Real Estate Note, the Third Lien Real Estate Note, any reimbursement agreement or other documentation executed in connection with any Letter of Credit, and any other documents, instruments or agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document (whether executed and delivered prior to, concurrently with or subsequent to this Agreement), as such documents may have been or may hereafter be amended from time to time.
Defined Terms Addendum

5

     “Loan Party” shall mean each Borrower, each Borrower’s Subsidiaries (whether or not a party to any Loan Document) and each other Person who or which shall be liable for the payment or performance of all or any portion of the Indebtedness or who or which shall own any property that is subject to (or purported to be subject to) a Lien which secured all or any portion of the Indebtedness.
     “Loans” shall mean the Revolving Loans and the Third Lien Real Estate Loan, and “Loan” shall mean any of them.
     “Long Term Indebtedness” shall mean, in respect of a Person and as of any applicable date of determination thereof, all Debt (other than the aggregate outstanding principal balance of all Revolving Loans) which should be classified as “funded indebtedness” or “long term indebtedness” on a balance sheet of such Person as of such date in accordance with GAAP.
     “Major Equipment” shall mean the items of Existing Major Equipment and Equipment acquired after November 1, 2005, which the Bank agrees to allow the Borrowers to include in the Borrowing Base Limitation.
     “Majority Banks” means Bank whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).
     “Material Adverse Effect” shall mean any act, event, condition or circumstance which could materially and adversely affect the business, operations, condition (financial or otherwise), performance or assets of any Loan Party, the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.
     “Maximum Legal Rate” shall mean the maximum rate of nonusurious interest per annum permitted to be paid by Borrowers or, if applicable, another Loan Party or received by Bank with respect to the applicable portion of the Indebtedness from time to time under applicable state or federal law as now or as may be hereafter in effect, including, as to Chapter 1 D of Title 79 Vernon’s Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the “weekly ceiling rate” (as defined in §303 of the Texas Finance Code).
     “Net Income” shall mean the net income (or loss) of a Person for any applicable period of determination, determined in accordance with GAAP, but excluding, in any event:
(a)	any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and

(b)	in the case of any Borrower, net earnings of any Person in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by such Borrower in the form of cash distributions.
     “Notes” shall mean, collectively, whether one or more, the Revolving Credit Note and the Third Lien Real Estate Note, and “Note” shall mean any of them.
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     “Oakhurst” shall mean Oakhurst Management, Inc., a Texas corporation and wholly-owned Subsidiary of Parent.
     “Originally Established Value” shall mean ninety percent (90%) of the Forced Sale Value.
     “Other Miscellaneous Equipment” shall mean items of Equipment owned by any Borrower which is not Existing Major Equipment and which the Bank allows to be included in the Borrowing Base.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any Person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.
     “Pension Plan(s)” shall mean any and all employee benefit pension plans of Parent and/or any of its Subsidiaries in effect from time to time, as such term is defined in ERISA.
     “Percentage Share” means, with respect to any Bank when used in Section 2.1, 2.2 or 2.4, in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth below such Bank’s name on the Bank Commitment Schedule, and when used otherwise, the percentage obtained by dividing the sum of the unpaid principal balance of such Bank’s Loans at the time in question, by the sum of the aggregate unpaid principal balance of all Loans at such time.
     “Permitted Encumbrances” shall mean:
(a)	Liens in favor of the Bank;

(b)	Liens for taxes, assessments or other governmental charges which are not yet due and payable, incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings and, if requested by Bank, bonded in an amount and manner satisfactory to Bank;

(c)	Liens, not delinquent, arising in the ordinary course of business and created by statute in connection with worker’s compensation, unemployment insurance, social security and similar statutory obligations;

(d)	Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business without violation of any Loan Document that are not yet due and payable;

(e)	encumbrances consisting of zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used, and none of which is violated in any material respect by any existing or proposed structure or land use and none of which is prohibited by any other Loan Document;
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(f)	Liens granted by any Borrower in favor of any bonding company covering such Borrower’s accounts receivable;

(g)	Liens granted by Steel City; and

(h)	Liens existing as of the date hereof as more particularly described in Schedule 5.5 attached to this Agreement and subject to such intercreditor or subordination agreements as the Bank shall require.
     “Person” or “person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.
     “Reimbursement Obligations” shall mean, at any time and in respect of all Letters of Credit, the aggregate obligations any Loan Party, then outstanding or which may thereafter arise, to reimburse the Bank for any amount paid or incurred by the Bank in respect of any and all drawings under such Letter of Credit, together with any and all other Indebtedness, obligations and liabilities of any Loan Party to Bank related to such Letter of Credit arising under this Agreement, any Letter of Credit application or any other Loan Document.
     “Request for Advance” shall mean an oral or written request or authorization for an advance of Loan proceeds which if made in writing shall be in the form annexed hereto as Exhibit C, or in such other form as is acceptable to Bank.
     “Revolving Credit Maturity Date” shall mean May 10, 2009 or such earlier date on which the entire unpaid principal amount of al Revolving Loans becomes due and payable whether by the lapse of time, demand for payment, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the Revolving Credit Maturity Date shall be the next succeeding Business Day.
     “Revolving Credit Maximum Amount” shall mean the lesser of (a) THIRTY-FIVE MILLION DOLLARS ($35,000,000.00), or (b) the Borrowing Base Limitation.
     “Revolving Credit Note” shall mean the Revolving Credit Note of even date herewith in the original principal amount of Thirty-Five Million Dollars ($35,000,000.00) made by Borrowers payable to the order of the Bank, as the same may be renewed, extended, modified, increased or restated from time to time.
     “Revolving Loan” shall mean an advance made, or to be made, under the revolving credit loan facility to or for the credit of Borrowers by the Bank pursuant to the Loan Terms, Conditions and Procedures Addendum.
     “Second Lien Real Estate Loan” shall mean that certain term loan described in the Second Lien Real Estate Note dated June 18, 2001 from Texas Sterling payable to the order of Bank, in the maximum amount of One Million One Hundred Thousand Dollars ($1,100,000.00) secured by, among other things, a second lien Deed of Trust on the Headquarters Property, and
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any and all renewals, extensions, rearrangements, amendments, modifications, and/or increases thereof.
     “Second Lien Real Estate Note” shall mean the promissory note evidencing the Second Lien Real Estate Loan.
     “Steel City” shall mean Steel City Products, LLC, a Delaware limited partnership, and a wholly-owned Subsidiary of Parent engaged in the distribution business which Parent has determined to sell and which is reflected as a discontinued business on the Financial Statements.
     “Subordinated Debt” shall mean any Debt of Borrowers (other than the Indebtedness) which has been subordinated to the Indebtedness pursuant to a subordination agreement or any other agreement in form and content satisfactory to the Bank.
     “Subsidiary” shall mean as to any particular parent entity, any corporation, partnership, limited liability company or other entity (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding equity ownership interests having voting rights as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by such parent entity.
     “Tangible Net Worth” shall mean, with respect to any Person and as of any applicable date of determination, (a) the net book value of all assets of such Person (excluding patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person), after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), less (b) all Debt of such Person at such time.
     “Tax Refunds” shall mean refunds or claims for refunds of any taxes at any time paid by Borrowers to the United States of America or any state, city, county or other governmental entity.
     “Telephone Notice Authorization” shall mean an agreement in form satisfactory to Bank authorizing telephonic and facsimile notices of borrowing and establishing a codeword system of identification in connection therewith.
     “Third Lien Real Estate Loan Maturity Date” shall mean May 10, 2021.
     “Third Lien Real Estate Loan” shall mean the Loans made, or to be made, by Banks to or for the credit of Borrowers in one or more advances not to exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) in the aggregate pursuant to the Loan Terms, Conditions and Procedures Addendum, secured by, among other things, a third lien Deed of Trust upon the Headquarters Property.
     “Third Lien Real Estate Note” shall mean the promissory note evidencing the Third Lien Real Estate Loan.
     “UCC” shall mean the Uniform Commercial Code as adopted and in force in the State of Texas, as amended.
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FINANCIAL COVENANTS ADDENDUM
SECTION 1. FINANCIAL COVENANTS.
     1.1 Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio at all times of not less than 1.25 to 1.00.
     1.2 Consecutive Fiscal Quarter Losses. At no time have two (2) consecutive fiscal quarters with losses aggregating in excess of Five Hundred Thousand Dollars ($500,000.00).
     1.3 Debt-to-Tangible Net Worth Ratio. Maintain a minimum Debt-to-Tangible Net Worth Ratio at all times of not more than 2.50 to 1.0
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LOAN TERMS, CONDITIONS AND PROCEDURES ADDENDUM
SECTION 1. REVOLVING CREDI T FACILITY
     1.1 Revolving Credit Commitment. Subject to the terms and conditions of the Loan Documents, each Bank agrees to make Revolving Loans to Borrowers at any time and from time to time from the effective date hereof until (but not including) the Revolving Credit Maturity Date, provided that all Banks are requested to make Loans in accordance with their respective Percentage Shares and as part of the same Loan, and after giving effect to such Loans, the total outstanding balance of the Revolving Loans does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate principal amount of Revolving Loans at any time outstanding plus the Letter of Credit Liabilities shall not exceed the Revolving Credit Maximum Amount. The obligation of Borrowers to repay to each Bank the aggregate amount of all Loans made by such Bank, together with interest accruing in connection therewith, shall be evidenced by a revolving promissory note (herein called such Bank’s “Revolving Credit Note”) made by Borrowers payable to the order of such Bank, under which advances, repayments and re-advances may be made, subject to the terms and conditions of the Loan Documents.
     1.2 Repayment of and Interest on the Revolving Credit Note. Each Revolving Loan evidenced by the Revolving Credit Note from time to time outstanding hereunder shall, from and after the date of such Revolving Loan, bear interest at a per annum rate equal to the Applicable Interest Rate until the occurrence of an Event of Default and thereafter at the Default Rate and shall be due and payable in accordance with the terms of the Revolving Credit Note. All unpaid principal, accrued and unpaid interest and other amounts owing under the Revolving Credit Note shall be due and payable on the Revolving Credit Maturity Date.
     1.3 Requests for Advances. Except as hereinafter provided, Borrowers may request a Revolving Loan by submitting to Agent a Request for Advance by an authorized officer or other representative of Borrowers, subject to the following:
(a)	each such Request for Advance shall include, without limitation, the proposed amount of such Revolving Loan and the proposed Disbursement Date, which date must be a Business Day;

(b)	each such Request for Advance shall be communicated to Agent by 1:00 p.m. (Dallas, Texas time) on the proposed Disbursement Date;

(c)	a Request for Advance, once communicated to Agent, shall not be revocable by Borrowers;

(d)	each Request for Advance, once communicated to Agent, shall constitute a representation, warranty and certification by Borrowers as of the date thereof that:
(i)	both before and after the making of such Revolving Loan, the obligations set forth in the Loan Documents are and shall be valid, binding and enforceable obligations of each Loan Party, as applicable;
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(ii)	all terms and conditions precedent to the making of such Revolving Loan have been satisfied, and shall remain satisfied through the date of such Revolving Loan;

(iii)	the making of such Revolving Loan will not cause the aggregate outstanding principal amount of all Revolving Loans plus the Letter of Credit Liabilities to exceed the Revolving Credit Maximum Amount;

(iv)	no Default or Event of Default shall have occurred or be in existence, and none will exist or arise upon the making of such Revolving Loan;

(v)	the representations and warranties contained in the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Revolving Loan; and

(vi)	the Request for Advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Loan Party.
Agent may elect (but without any obligation to do so) to make a Revolving Loan upon the telephonic or facsimile request of Borrowers, provided that Borrowers have first executed and delivered to Agent a Telephone Notice Authorization. If any such Revolving Loan based upon a telephonic or facsimile request is made by Borrowers, Agent may require Borrowers to confirm said telephonic or facsimile request in writing by delivering to Agent, on or before 11:00 a.m. (Dallas, Texas time) on the next Business Day following the Disbursement Date of such Revolving Loan, a duly executed written Request for Advance, and all other provisions of this Section 1 shall be applicable with respect to such Revolving Loan. Upon receipt of any such Request for Advance, Agent shall give each Bank prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Bank will on the date requested promptly remit to Agent at Agent’s office in Dallas, Texas the amount of such Bank’s new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrowers. Unless Agent shall have received prompt notice from a Bank that such Bank will not make available to Agent such Bank’s new Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrowers. If and to the extent such Bank shall not so make its new Loan available to Agent, such Bank and Borrowers severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrowers until the date such amount is paid or repaid to Agent, with interest at the Federal Funds Rate, if such Bank is making such payment and the interest rate applicable at the time to the other new Loans made on such date, if Borrowers are making such repayment. If neither such Bank nor Borrowers pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Bank and from Borrowers, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrowers. The failure of any Bank to make any new Loan to be made by it hereunder shall not relieve any other Bank of its obligation hereunder, if any, to make its new Loan, but no Bank shall be responsible for the failure of any other Bank to make any new Loan to be made by such other Bank.
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     1.4 Prepayment. Borrowers may prepay all or part of the outstanding balance under the Revolving Credit Note at any time, without premium, penalty or prejudice to the right of Borrowers to reborrow under the terms of this Agreement, subject to the terms and conditions of the Loan Documents.
     1.5 Revolving Credit Maximum Amount and Reduction of Indebtedness. Notwithstanding anything contained in this Agreement to the contrary, the aggregate principal amount of all Revolving Loans at any time outstanding plus the Letter of Credit Liabilities shall not exceed the Revolving Credit Maximum Amount. If said limitations are exceeded at anytime, Borrowers shall immediately, without demand by Bank, pay to Bank an amount not less than such excess, or, if Bank, in its sole discretion, shall so agree, Borrowers shall provide Bank cash collateral in an amount not less than such excess, and Borrowers hereby pledge and grant to Bank a security interest in such cash collateral so provided to Bank.
     1.6 Use of Proceeds of Revolving Loans. The proceeds of Revolving Loans shall be used for equipment financing and other working capital needs of Borrowers.
     1.7 Unused Commitment Fee. Borrowers shall pay to Bank an unused commitment fee in an amount equal to the product of (a) 0.25% multiplied by (b) the difference between (i) the Revolving Credit Maximum Amount and (ii) the aggregate outstanding principal balance of all Revolving Loans. Such fee shall be computed on a daily basis and shall be payable quarterly in arrears as of the end of each of Parent’s fiscal quarters. Bank shall invoice Borrowers for such fees, which invoice shall be due and payable within fifteen (15) days after receipt.
     1.8 Letters of Credit.
(a)	Letters of Credit. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank shall, upon request from Borrowers from time to time prior to the Revolving Credit Maturity Date, issue one or more Letters of Credit. The Letter of Credit Liabilities shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00); and the sum of (i) the outstanding principal balance of all Revolving Loans plus (ii) the Letter of Credit Liabilities shall not exceed the Revolving Credit Maximum Amount. Letters of Credit may be issued for normal and customary business reasons. Each Letter of Credit issued pursuant to this Agreement shall be in a minimum amount of Fifty Thousand Dollars ($50,000.00). No Letter of Credit shall have a stated expiration date later than thirty (30) days prior to the Revolving Credit Maturity Date.

(b)	Additional Provisions. The following additional provisions shall apply to each Letter of Credit:
(1)	Borrowers shall give the Bank written notice requesting each issuance of a Letter of Credit hereunder not less than ten (10) Business Days prior to the requested issuance date and shall furnish such additional information regarding such transaction as Bank may request. The issuance by Bank of each Letter of Credit shall, in addition to the conditions precedent set forth elsewhere in this Agreement, be subject to the conditions precedent that (A) such Letter of Credit shall be in form and substance satisfactory to Bank, (B) Borrowers shall have executed and delivered such applications
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and other instruments and agreements relating to such Letter of Credit as Bank shall have requested and are not inconsistent with the terms of this Agreement (C) each of the statements in Section 1.3(d)(i), (ii), (iv), (V) and (vi) of this Loan Terms, Conditions and Procedures Addendum are true as of the date of issuance of such Letter of Credit with respect to issuance of such Letter of Credit (as opposed to making a Revolving Loan), and the submission of an application for issuance of a Letter of Credit shall constitute a representation, warranty and certification of Borrowers to that effect and (D) no Letter of Credit may be issued if after giving effect thereto, the sum of the aggregate outstanding principal balance of all Revolving Loans plus the Letter of Credit Liabilities would exceed the Revolving Credit Maximum Amount. With respect to the issuance or renewal of each Letter of Credit, Borrowers shall pay to Bank such letter of credit fees and other expenses customarily charged by Bank in connection with the issuance or renewals of letters of credit.
(2)	Borrowers shall be irrevocably and unconditionally obligated forthwith to reimburse Bank for any amount paid by Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Unless Borrowers shall elect to otherwise satisfy such Reimbursement Obligation, such reimbursement shall, subject to satisfaction of any conditions provided herein for the making of Revolving Loans and to the Revolving Credit Maximum Amount, automatically be made by advancing to Borrowers a Revolving Loan in the amount of such Reimbursement Obligation.
(c)	Indemnification; Release. Each Borrower hereby indemnifies and agrees to defend and hold harmless Bank and its officers, directors, employees, agents and representatives from and against any and all claims and damages, losses, liabilities, costs or expenses which any such indemnified party may incur (or which may be claimed against Bank or any such indemnified party by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrowers shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under application law.
SECTION 2. THIRD LIEN REAL ESTATE LOAN
     2.1 Third Lien Real Estate Loan Commitment. On or before May 10, 2007, subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to make the Third Lien Real Estate Loan to Borrowers in an amount not to exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00). At the time of borrowing the
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Third Lien Real Estate Loan, Borrowers agree to execute and deliver to Banks the Third Lien Real Estate Note to evidence the Indebtedness of Borrowers to Banks under and in respect of the Third Lien Real Estate Loan.
2.2  Repayment of and Interest on Third Lien Real Estate Loan. The Indebtedness from time to time outstanding under and evidenced by the Third Lien Real Estate Note shall bear interest at the rate per annum specified in the Third Lien Real Estate Note until the occurrence of an Event of Default and thereafter at the “default rate” as specified in the Third Lien Real Estate Note and shall otherwise be repaid in accordance with the terms of the Third Lien Real Estate Note. Borrowers shall not be permitted to reborrow any amounts repaid under the Third Lien Real Estate Note.
2.3  Use of Proceeds of Third Lien Real Estate Loan. The proceeds of the Third Lien Real Estate Loan shall be used to finance or refinance the expansion of facilities located on the Headquarters Property.
2.4  Advancing Term Facility. Except as hereinafter provided, if the Third Lien Real Estate Loan is an advancing facility, Borrowers may request an advance under the Third Lien Real Estate Loan by submitting to Agent a Request for Advance by an authorized officer or other representative of Borrowers, subject to the following:
(a)	each such Request for Advance shall include, without limitation, the proposed amount of such advance and the proposed Disbursement Date, which date must be a Business Day;

(b)	each such Request for Advance shall be communicated to Agent by 1:00 p.m. (Dallas, Texas time) on the proposed Disbursement Date;

(c)	a Request for Advance, once communicated to Agent, shall not be revocable by Borrowers;

(d)	each Request for Advance, once communicated to Agent, shall constitute a representation, warranty and certification by Borrowers as of the date thereof that:
(1)	both before and after the making of such advance, the obligations set forth in each other Loan Document are and shall be valid, binding and enforceable obligations of each Loan Party, as applicable;

(2)	all terms and conditions precedent to the making of such advance have been satisfied, and shall remain satisfied through the date of such advance;

(3)	the making of such advance will not cause the aggregate principal amount of all advances under the Third Lien Real Estate Note to exceed the original principal amount of the Third Lien Real Estate Note;
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(4)	no Default or Event of Default shall have occurred or be in existence, and none will exist or arise upon the making of such advance;

(5)	the representations and warranties contained in this Agreement, and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such advance; and

(6)	the advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Loan Party.
Agent may elect (but without any obligation to do so) to make the requested advance upon the telephonic or facsimile request of Borrowers, provided that Borrowers have first executed and delivered to Agent a Telephone Notice Authorization. If any such advance based upon a telephonic or facsimile request is made by Agent, Agent may require Borrowers to confirm said telephonic or facsimile request in writing by delivering to Agent, on or before 11:00 a.m. (Dallas, Texas time) on the next Business Day following such advance, a duly executed written Request for Advance, and all other provisions of this Section 2 shall be applicable with respect to such advance. In addition, Borrowers may authorize the Agent to automatically make advances under the Third Lien Real Estate Loan pursuant to such other written agreements as may be entered into by Agent and Borrowers.
SECTION 3. INTENTIONALLY OMITTED.
SECTION 4. FUNDING LOANS, PAYMENTS, RECOVERIES AND COLLECTIONS
     4.1 Funding Loans. Subject to the satisfaction of all conditions precedent to the making and funding of any Loan set forth in any Loan Document, including, without limitation, those conditions precedent set forth in Section 5 of this Loan Terms, Conditions and Procedures Addendum, Agent shall make the proceeds of any such Loan available to Borrowers by 5:00 p.m. (Dallas, Texas time) on the Disbursement Date of such Loan, by depositing such proceeds into such account maintained by any Borrower with Agent as any Borrower shall designate in writing or as otherwise agreed to in writing by Borrowers and Agent.
     4.2 Banks’ Books and Records. The amount and date of each Loan hereunder, the amount from time to time outstanding under each Note, the Applicable Interest Rate in respect of each Loan, and the amount and date of any repayment hereunder or under any of the Notes, shall be noted on each Bank’s books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by any Bank to make any such notation, or any error in any such notation, shall not relieve Borrowers of their obligations to pay to such Bank all amounts owing to such Bank under or pursuant to the Loan Documents, in each case, when due in accordance with the terms hereof or thereof.
     4.3 Payments on Non-Business Day. In the event that any payment of any principal, interest, fees or any other amounts payable by Borrowers under or pursuant to any Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall
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continue to accrue and be payable at the Applicable Interest Rate(s) for and during any such extension.
     4.4 Payment Procedures. Unless otherwise expressly provided in a Loan Document, all sums payable by Borrowers to Banks under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Agent at the office of Agent identified on the signature page of this Agreement, or at such other office of Agent as Agent may designate in writing to Borrowers from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim. Each Bank may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of any Borrower maintained with such Bank for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrowers’ obligations to pay all Indebtedness, when due, whether or not any such account balances maintained by any Borrower with such Bank are insufficient to pay any amounts then due.
     4.5 Maximum Interest Rate. At no time shall any Applicable Interest Rate or Default Rate under this Agreement or any Note, or otherwise in respect of any Loan or any Indebtedness hereunder, exceed the Maximum Legal Rate, giving due consideration to the execution of this Agreement and each Note. In the event that any interest is charged or otherwise received by Banks in excess of the Maximum Legal Rate, each Borrower hereby acknowledges and agrees that any such excess interest shall be the result of an accidental and bona fide error, and any such excess shall be deemed to have been payments of principal, and not of interest, and shall be applied, first, to reduce the principal Indebtedness then outstanding, second, any remaining excess, if any, shall be applied to reduce any other Indebtedness, and third, any remaining excess, if any, shall be returned to Borrowers. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any other Loan Document, but subject to all limitations contained in this paragraph, if at anytime any Applicable Interest Rate or Default Rate or other rate of interest applicable to any portion of the Indebtedness is computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Applicable Interest Rate, Default Rate or such other rate of interest shall not reduce such interest rate thereafter payable below the Maximum Legal Rate until the aggregate amount of interest accrued equals the total amount of interest that would have accrued if interest had, at all times, been computed solely on the basis of the Applicable Interest Rate, Default Rate or such other interest rate. This paragraph shall control all agreements between the Borrowers and the Banks.
     4.6 Receipt of Payments by Agent. Any payment by Borrowers of any of the Indebtedness made by mail will be deemed tendered and received by Agent only upon actual receipt thereof by Agent at the address designated for such payment, whether or not Agent has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Agent on or before the date due for such payment, time being of the essence. Each Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Agent of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default hereunder. Agent shall be entitled to exercise any and all rights and remedies conferred upon and otherwise available to Agent under any Loan Document upon the occurrence and during the continuance
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of any such Event of Default. Prior to the occurrence of any Default, Borrowers shall have the right to direct the application of any and all payments made to Agent hereunder to the Indebtedness evidenced by the Notes. Each Borrower waives the right to direct the application of any and all payments received by Agent hereunder at any time or times after the occurrence and during the continuance of any Default. Each Borrower further agrees that after the occurrence and during the continuance of any Default, or prior to the occurrence of any Default if Borrowers have failed to direct such application, Agent shall have the continuing exclusive right to apply and to reapply any and all payments received by Agent at any time or times, whether as voluntary payments, proceeds from any Collateral, offsets, or otherwise, against the Indebtedness in such order and in such manner as Agent may, in its sole discretion, deem advisable, notwithstanding any entry by Agent upon any of its books and records. Each Borrower hereby expressly agrees that, to the extent that Agent receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Agent, and, further, any such repayment by Agent shall be added to and be deemed to be additional Indebtedness.
     4.7 Security. Payment and performance of the Indebtedness shall be secured by Liens on all of the assets and properties of Borrowers and of such other Loan Parties as Agent may require from time to time.
SECTION 5. CONDITIONS PRECEDENT
     5.1 Conditions Precedent to First Loan or First Letter of Credit. The obligation of the Banks to issue the first Letter of Credit or to make the first Revolving Loan under or pursuant to this Agreement shall be subject to the following conditions precedent:
(a)	Execution of this Agreement, Notes and other Loan Documents. Borrowers shall have executed and delivered to Banks, or caused to have been executed and delivered to Banks, this Agreement, the Notes and all other Loan Documents, and this Agreement (including all addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), such Notes, and all other Loan Documents, shall be in full force and effect and binding and enforceable obligations of Borrowers and, to the extent that it is a party thereto or otherwise bound thereby, of each other Person who may be a party thereto or bound thereby.

(b)	Authority Documents. Agent shall have received: (i) copies of resolutions of the board of directors, partners or members or managers, as applicable, of each Loan Party evidencing approval of the borrowing hereunder and the transactions contemplated by the Loan Documents, and authorizing the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party or by which it is otherwise bound, which resolutions shall have been certified by a duly authorized officer, partner or other representative, as applicable, of each Loan Party as of the date of this Agreement as being complete,
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accurate and in full force and effect; (ii) incumbency certifications of a duly authorized officer, partner or other representative, as applicable, of each Loan Party, in each case, identifying those individuals who are authorized to execute the Loan Documents for and on behalf of such Person(s), respectively, and to otherwise act for and on behalf of such Person(s); (iii) certified copies of each of such Person(s)’ articles of incorporation and bylaws, partnership agreement, certificate of limited partnership, articles of organization, regulations or operating agreement, as applicable, and all amendments thereto; and (iv) certificates of existence, good standing and authority to do business, as applicable, certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of each of such Person(s)’ organization and from every other state or jurisdiction in which such Person is required, under applicable law, to be qualified to do business.
(c)	Collateral Documents. As security and support for the payment and performance of all Indebtedness of Borrowers to Banks, each Borrower shall have furnished, executed and delivered to Agent, or shall have caused to have been furnished, executed and delivered to Agent, prior to or concurrently with the Disbursement Date for the initial Loan hereunder, in form satisfactory to Agent, the following documents, and Agent shall have received proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral and other documents covering the Collateral shall have been executed and delivered by the appropriate Persons and recorded or filed in such jurisdictions and such other steps shall have been taken as necessary to perfect, subject only to Permitted Encumbrances, the Liens granted thereby:
(i)	a Second Modification Agreement from Texas Sterling;

(ii)	such other Loan Documents as the Agent may request;

(iii)	financing statements and/or financing statement amendments required or requested by Agent to perfect all security interests to be conferred upon Agent under the Loan Documents and to accord Agent a perfected security position in the Collateral, subject only to Permitted Encumbrances;

(iv)	such additional documents or certificates as may be required by Agent and/or required under the terms of any and every Loan Document; and

(v)	such other documents or agreements of security and appropriate assurances of validity, perfection and priority of Lien as Agent may request.
(d)	Licenses, Permits, Approvals, Etc. To the extent necessary and applicable, Borrowers shall have received any and all necessary authorizations, approvals and consents from all applicable Governmental Authorities in respect of the borrowing by Borrowers of the Loans hereunder, the Loan Documents and the transactions contemplated by any Loan Document; and Agent shall have also received copies of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any Governmental Authority or any
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securities exchange or other Person obtained or made by Borrowers or any other Person in connection with the transactions contemplated by the Loan Documents and which is material to the financial condition of Borrowers or such other Person or the conduct of its business or the transactions contemplated hereby or the Collateral.
(e)	UCC Lien Search. Agent shall have received UCC, tax lien and judgment lien record and copy searches, disclosing no notice of any Liens or encumbrances filed against any of the Collateral, other than the Permitted Encumbrances.

(f)	Casualty Insurance. Borrowers shall have furnished to Agent, or cause to have been furnished to Agent, in form and content and in amounts and with companies satisfactory to Agent, casualty insurance policies, with loss payable and mortgagee clauses in favor of Agent, relating to the assets and properties (including, but not limited to, the Collateral) of Borrowers any applicable Loan Party.

(g)	Appraisal. Borrowers shall have furnished to Agent, or cause to have been furnished to Agent, an appraisal covering the Existing Major Equipment, in form and content and conducted and prepared by an appraiser acceptable to the Agent.

(h)	Approval of Agent’s Counsel. All actions, proceedings, instruments and documents required to carry out the borrowings and transactions contemplated by this Agreement or any other Loan Document or incidental thereto, and all other related legal matters, shall have been satisfactory to and approved by legal counsel for Agent, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have requested.

(i)	Compliance with Certain Documents and Agreements. Each Loan Party shall have each performed and complied with all agreements and conditions contained in the Loan Documents applicable to it and which are then in effect.

(j)	Other Documents and Instruments. Agent shall have received such other instruments and documents (not inconsistent with the terms hereof) as Agent may request in connection with the making of the Loans hereunder, and all such instruments and documents shall be satisfactory in form and substance to Agent.

(k)	Modification Fee. Agent shall have received a total modification fee of $87,500, one half of which was paid prior to closing this Agreement and the second half of which is payable at the closing of this Agreement.
     5.2 Conditions Precedent to Disbursement of All Loans and All Letters of Credit. In addition to any other terms and conditions set forth in this Agreement, including, without limitation, those set forth in Section 5.1 above, the obligation of Banks to make any Loan or to issue any Letter of Credit under this Agreement, including, without limitation, the initial Loan hereunder, shall be further subject to the satisfaction of each of the following conditions precedent on or before the Disbursement Date for such Loan:
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(a)	Execution and Delivery of Note. Borrowers shall have executed and delivered to Banks the applicable Note, with appropriate insertions, to evidence such Loan and the Indebtedness of Borrowers in respect thereof.

(b)	Loan Documents Binding and Enforceable. All Loan Documents shall be in full force and effect and binding and enforceable obligations of each Loan Party.

(c)	Representations and Warranties. Each of the representations and warranties of each Loan Party under any Loan Document shall be true and correct in all material respects.

(d)	No Default or Material Adverse Change. No Default or Event of Default shall have occurred and be continuing; there shall have been no material adverse change in the condition (financial or otherwise), properties, business, or operations of any Loan Party since the date of the Financial Statements most recently delivered to Agent prior to the date of this Agreement; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any material adverse effect on the validity or enforceability of any Loan Document.

(e)	Equipment Documents. In the case of each Loan to finance new Equipment: (i) Borrowers shall have delivered to Agent invoices and such other documents as requested by Agent to evidence the applicable Borrower’s acquisition of the respective Equipment purchased or acquired with the proceeds of such Loan, or to be so purchased or acquired, and the cost of the same; (ii) Borrowers shall have delivered evidence satisfactory to Agent that such Equipment is not be subject to any Liens other than Permitted Encumbrances; (iii) Borrowers shall have delivered evidence satisfactory to the Agent that the Equipment is properly insured; and (iv) Borrowers shall execute and deliver, or cause to be executed and delivered, to Agent such Loan Documents as Agent may deem necessary or appropriate for the creation and perfection of a purchase money Lien upon such Equipment, free and clear of all other Liens and encumbrances except Permitted Encumbrances.
     5.3 Conditions Precedent to Disbursement of All Advances under Third Lien Real Estate Loan. In addition to any other terms and conditions set forth in this Agreement, including, without limitation, those set forth in Sections 5.1 and 5.2 above, the obligation of Banks to make any advance under the Third Lien Real Estate Loan under this Agreement, including, without limitation, the initial advance to fund a Third Lien Real Estate Loan hereunder, shall be further subject to the satisfaction of each of the following conditions precedent on or before the Disbursement Date for such advance under the Third Lien Real Estate Loan:
(a)	Maximum Loan to Value. The combined loan to value ratio of the outstanding principal balance of the First Lien Real Estate Note plus the outstanding principal balance of the Second Lien Real Estate Note plus the outstanding principal balance of the Third Lien Real Estate Note plus the amount of the requested advance under the Third Lien Real Estate Note shall not exceed 80% of the value
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of the Headquarters Property based on an appraisal of the Headquarters Property satisfactory to the Agent in form and substance.
(b)	Minimum Appraised Value. The “as completed” value of the Headquarters Property, based on an appraisal in form and substance satisfactory to the Agent, shall be not less than Two Million Nine Hundred Fifty-Five Thousand Dollars ($2,955,000.00).

(c)	Environmental Site Assessment. The Agent shall have received a Phase I Environmental Site Assessment on the Headquarters Property in form and substance satisfactory to the Agent.
     SECTION 6. PAYMENTS TO BANKS.
     6.1 General Procedures. Each Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., Houston, Texas time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent’s Notes. When Agent collects or receives money on account of the Indebtedness, Agent shall distribute all money so collected or received, and each Bank shall apply all such money so distributed, as follows:
          (a) first, for the payment of all Indebtedness which are then due (and if such money is insufficient to pay all such Indebtedness, first to any reimbursements due Agent under Section 8.5 and then to the partial payment of all other Indebtedness then due in proportion to the amounts thereof, or as the Banks shall otherwise agree);
          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrowers;
          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and
          (d) last, for the payment or prepayment of any other Indebtedness.
All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal in compliance with Sections 2.4. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Bank then owed Indebtedness described in such subsection in proportion to all amounts owed to all Bank which
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are described in such subsection; provided that if any Bank then owes payments to Agent under Section 7.5, any amounts otherwise distributable under this section to such Bank shall be deemed to belong to Agent, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Bank.
     6.2 Capital Reimbursement. If either the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, then, upon demand by such Bank, Borrowers will pay to Agent for the benefit of such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank’s Loans or commitments under this Agreement.
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EXHIBIT A
FORM OF BORROWING BASE CERTIFICATE
Comerica Bank
Commercial Loan Accounting Services, Mail Code 6513
Post Office Box 650282
Dallas, Texas 75265-0282
     This Borrowing Base Certificate for the period beginning                                          and ending                                          (“Current Period”) is delivered pursuant to that certain Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) dated May 10, 2006, by and among COMERICA BANK (“Agent”), the Banks party thereto and Sterling Construction Company, Inc., Sterling General, Inc., Sterling Houston Holdings, Inc. and Texas Sterling Construction, L.P. (“Borrowers”). Terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
     The information set forth on the Monthly Borrowing Base Report attached hereto as Exhibit A is true and correct as of the date hereof. Based on such information, as of the date hereof, the aggregate unpaid principal amount of all Revolving Loans (including the Revolving Loan to be made on the date hereof) does not exceed the Revolving Credit Maximum Amount as in effect on the date hereof.
     The undersigned hereby further certifies that no Default or Event of Default has occurred and is continuing as of the date hereof.

BORROWERS:

By:

Name:

Title:

Exhibit A — Page 1

EXHIBIT B
FORM COMPLIANCE CERTIFICATE
This Compliance Certificate is executed and delivered to Comerica Bank (“Agent”) by Sterling Construction Company, Inc., Sterling General, Inc., Sterling Houston Holdings, Inc. and Texas Sterling Construction, L.P. (“Borrowers”), this day____ of ____, 200____. All capitalized terms used but not defined herein, shall have the meanings given to such terms in that certain Fourth Amended and Restated Credit Agreement, dated as of May 10, 2006 among Agent, the Banks party thereto and Borrowers (as renewed, extended, modified and restated from time to time, the “Credit Agreement”). The undersigned hereby certifies to Agent as follows:
(1) The undersigned is the duly elected, qualified and acting ________ of Parent and, as such, is authorized to make and deliver this Certificate.
(2) The undersigned has reviewed the provisions of the Credit Agreement and confirms that, as of the date hereof:
     (a) the representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof,
     (b) no Default or Event of Default has occurred and is continuing or is imminent, and each Borrower has complied with all of the terms, covenants and conditions set forth in the Credit Agreement; and
     (c) attached hereto as Schedule A is a report prepared by the undersigned setting forth information and calculations that demonstrate compliance (or noncompliance) with each of the covenants set forth in the Financial Covenants Addendum to the Credit Agreement.
The foregoing certificate is given in my capacity as                                                              of Parent, and not in my individual capacity.

PAREN:

By:

Name:

Title:

Exhibit B — Page 1

SCHEDULE A TO COMPLIANCE CERTIFICATE

1 .	Cash Flow Coverage Ratio.

	i. Cash Flow (pre-tax Net Income, plus depreciation, plus actual interest expense minus cash taxes):		$ ____

ii. Current Maturities of Long Term Indebtedness plus interest expense on all debt to be paid during next 12 months plus 25% of the average outstanding principal balance of the Revolving Loan for the previous 12 months
$ ____

	iii. Cash Flow Coverage Ratio [(a) ) ÷ (b)]:	___ to 1.0

	iv. Financial Covenants Addendum presently requires the Cash Flow Coverage Ratio be not less than:	1.25 to 1.0

v. Covenant Satisfied Covenant Not Satisfied Covenant Not Tested

2.	Debt-to-Tangible Net Worth Ratio.

	i. Debt:		$ ____

	ii. Tangible Net Worth:		$ ____

	iii. Ratio of (i) Debt to (ii) Tangible Net Worth [(a)) ÷ (b)]:	___ to 1.0

	iv. Financial Covenants Addendum presently requires the ratio of (i) Debt to (ii) Tangible Net Worth be not more than:	2.5 to 1.0

Covenant Satisfied ________________

Covenant Not Satisfied _____________

Covenant Not Tested ______________

3.	Consecutive Fiscal Quarter Losses.

	i. Net Income (Loss) for fiscal quarter ending — :		$ ____

	ii. Net Income (Loss) for fiscal quarter ending — :		$ ____

	iii. Aggregate Loss for preceding two fiscal quarters cannot exceed $500,000:		$ ____
Schedule A to Compliance Certificate — Page 1

Covenant Satisfied
Covenant Not Satisfied
Covenant Not Tested                     ]
Schedule A to Compliance Certificate — Page 2

EXHIBIT C
FORM OF REQUEST FOR ADVANCE
(Revolving Loan)
The undersigned hereby requests COMERICA BANK (“Agent”) to make a Revolving Loan to the undersigned on _____, _____ in the amount of _____ Dollars ($ _____) under the Fourth Amended and Restated Credit Agreement dated as of May 10, 2006 by and among the undersigned, Agent and the Banks party thereto (herein called the “Credit Agreement”).
The undersigned represents, warrants and certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement, and none will exist upon the making of the Revolving Loan requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Revolving Credit Note plus the Letter of Credit Liabilities will not exceed the Revolving Credit Maximum Amount.
The undersigned hereby authorizes Agent to disburse the proceeds of the Revolving Loan being requested by this Request for Advance by crediting the account of the undersigned with Agent separately designated by the undersigned or as the undersigned and Agent may otherwise agree.
Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
Dated this                      day of                                         ,                      .

BORROWERS:

By:

Name:

Title:

Exhibit C — Page 1

EXHIBIT D
FORM OF REQUEST FOR ADVANCE
(Third Lien Real Estate Loan)
The undersigned hereby requests COMERICA BANK (“Agent”) to make an advance under the Third Lien Real Estate Loan to the undersigned on ____, ____, in the amount of ____ Dollars ($                                          ) under the Fourth Amended and Restated Credit Agreement dated as of May 10, 2006 by and among the undersigned, Agent and the Banks party thereto (herein called the “Credit Agreement”).
The undersigned represents, warrants and certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement, and none will exist upon the making of the advance requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount advanced under the Third Lien Real Estate Note will not exceed the original principal amount of the Third Lien Real Estate Note.
The undersigned hereby authorizes Agent to disburse the proceeds of the advance being requested by this Request for Advance by crediting the account of the undersigned with Agent separately designated by the undersigned or as the undersigned and Agent may otherwise agree.
Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
Dated this                      day of                                         ,                     .

BORROWERS:

By:

Name:

Title:

Exhibit D — Page 1

SCHEDULE 3.14
EMPLOYEE BENEFIT PLANS
Describe, if any.
Schedule 3.14—Page 1

SCHEDULE 3.17
ENVIRONMENTAL DISCLOSURES
Describe, if any.
Schedule 3.17—Page 1

SCHEDULE 3.19
EQUITY OWNERSHIP

	Jurisdiction of
Name	Organization	Percentage Owned

Sterling Construction Company, Inc.
Sterling Houston Holdings, Inc.	Delaware	100%
Oakhurst Management Corporation	Texas	100%
Oakhurst Holdings, Inc.	Delaware	100%
Steel City Products, LLC	Delaware	Sole Member

Sterling Houston Holdings, Inc.
Sterling General, Inc.	Delaware	100%
		99%

Texas Sterling Construction, L.P.	Texas	(limited partner)

Sterling General, Inc.
		1%

Texas Sterling Construction, L.P.	Texas	(general partner)
Schedule 3.19—Page 1

SCHEDULE 3.20
INTELLECTUAL PROPERTY
Describe, if any.
Schedule 3.20—Page 1

SCHEDULE 5.2
NAMES
All names listed in Schedule 3.19 as well as—
     Sterling Construction Company
     Texas-Sterling Construction
     Steel City Products
Schedule 5.2 — Page 1

SCHEDULE 5.4
DEBT
Describe, if any.
Schedule 5.4 — Page 1

SCHEDULE 5.5
LIENS
1.	Liens securing bonding companies, including Travelers Insurance Company and its affiliates.
Schedule 5.5 — Page 1